UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Terreno Realty Corporation

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101 Montgomery Street, Suite 200

San Francisco, California 94104

(415) 655-4580

March 19, 2014

Dear Stockholder:

You are cordially invited to attend the 2014 Annual Meeting of Stockholders of Terreno Realty Corporation. This meeting will be held on Friday, May 9, 2014, at 8:00 a.m., local time, at our corporate headquarters, 101 Montgomery Street, Suite 200, San Francisco, California 94104.

The attached proxy statement, accompanied by the notice of meeting, describes the matters expected to be acted upon at the meeting. We urge you to review these materials carefully and to use this opportunity to take part in the affairs of Terreno Realty Corporation by voting on the matters described in the proxy statement. Following the formal portion of the meeting, our directors and management team will be available to answer appropriate questions.

Your vote is important. Whether or not you plan to attend the meeting, please complete the enclosed proxy card and return it as promptly as possible or authorize a proxy to vote your shares by calling the toll-free telephone number or via the Internet. The enclosed proxy card contains instructions regarding all three methods of voting. If you attend the meeting, you may continue to have your shares voted as you have previously instructed or you may withdraw your proxy at the meeting and vote your shares in person.

We have also enclosed a copy of our 2013 Annual Report. Thank you for your interest in Terreno Realty Corporation.

Sincerely,

W. Blake Baird	Michael A. Coke
Chairman and Chief Executive Officer	President

TERRENO REALTY CORPORATION

101 Montgomery Street, Suite 200

San Francisco, California 94104

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held on May 9, 2014

To Our Stockholders:

Notice is hereby given that the 2014 annual meeting of the stockholders of Terreno Realty Corporation, a Maryland corporation, will be held on Friday, May 9, 2014 at 8:00 a.m., local time, at our corporate headquarters, 101 Montgomery Street, Suite 200, San Francisco, California 94104. At the meeting, stockholders will consider and vote on the following matters:

1.	The election of six directors, each to serve until the next annual meeting of stockholders and until his successor has been duly elected and qualifies;

2.	A resolution to approve, on a non-binding, advisory basis, the compensation of certain executives, as more fully described in the accompanying proxy statement;

3.	The approval of an amendment and restatement of the Terreno Realty Corporation 2010 Equity Incentive Plan;

4.	The ratification of the appointment of Ernst & Young LLP as our independent registered certified public accounting firm for the 2014 fiscal year; and

5.	Such other business as may properly come before the annual meeting, including any adjournments or postponements of the meeting.

If you were a stockholder of record as of the close of business on March 1, 2014, you can vote in person or by proxy at the meeting. If you do not plan to attend the meeting and vote in person, please authorize a proxy to vote your shares in one of the following ways:

•	Use the toll-free telephone number shown on your proxy card on or before 8:00 p.m., pacific time, on May 8, 2014 (this call is toll-free if made in the United States or Canada);

•	Go to the website address shown on your proxy card on or before 8:00 p.m., pacific time, on May 8, 2014 and authorize a proxy via the Internet; or

•	Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope so that it is received by 8:00 p.m., Pacific Time, on May 8, 2014.

Stockholders who authorize a proxy over the Internet, who authorize a proxy by telephone or who return proxy cards by mail prior to the meeting may nonetheless attend the meeting, revoke their proxies and vote their shares in person.

By Order of our Board of Directors

W. Blake Baird Chairman and Chief Executive Officer and Secretary

San Francisco, California

March 19, 2014

TERRENO REALTY CORPORATION

101 Montgomery Street, Suite 200

San Francisco, California 94104

(415) 655-4580

PROXY STATEMENT

2014 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS

Q:	Why did you send me this proxy statement?

A: We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting proxies to be voted at our annual meeting. The annual meeting will be held at our corporate headquarters, 101 Montgomery Street, Suite 200, San Francisco, California 94104 on Friday, May 9, 2014, at 8:00 a.m., local time. This proxy statement summarizes the information you need to know to vote by proxy or in person at the annual meeting. You do not need to attend the annual meeting in person in order to vote.

Q:	When was the proxy statement mailed?

A: The proxy statement, the enclosed proxy card and the 2013 annual report are being mailed to stockholders beginning on or about March 19, 2014.

Q:	Who is entitled to vote?

A: All stockholders of record as of the close of business on March 1, 2014, the record date, are entitled to receive notice of the annual meeting and to cast one vote for each share of common stock they held of record at the close of business on the record date.

Q:	What is the quorum for the meeting?

A: Stockholders entitled to cast a majority of all votes entitled to be cast, as of the close of business on the record date, will constitute a quorum for the transaction of business at the annual meeting. No business may be conducted at the meeting if a quorum is not present. Broker non-votes (defined below) and abstentions will be counted as present in determining whether or not there is a quorum. As of the close of business on the record date, 25,030,727 shares of common stock were issued and outstanding.

If stockholders entitled to cast a majority of all votes entitled to be cast are not present, in person or by proxy, at the annual meeting, the chairman of the meeting may adjourn the annual meeting to another date, time or place, not later than 120 days after the original record date of March 1, 2014. Notice need not be given of the new date, time or place if announced at the meeting before an adjournment is taken.

Q:	How many votes do I have without attending the annual meeting?

A: You are entitled to cast one vote for each share of our common stock you owned of record on the record date on each item submitted to you for consideration.

Q:	How do I vote without attending the annual meeting?

A: Whether or not you plan to attend the annual meeting, we urge you to authorize your proxy to vote by completing, dating, signing and promptly returning the proxy card in the self-addressed stamped envelope provided. You may also authorize your proxy to vote your shares by the Internet or telephone as described in your proxy card. Your proxy (one of the individuals named in your proxy card) will vote your shares per your instructions. Authorizing your proxy by mailing a proxy card, the Internet or telephone will not limit your right to attend the annual meeting and vote your shares in person.

Q:	How do I vote my shares that are held by my broker, bank or other nominee?

A: If you have shares held through a broker, bank or other nominee, you should instruct your broker, bank or other nominee to vote your shares by following the instructions that the broker, bank or other nominee provides to you. Most brokers, banks or other nominees allow you to provide voting instructions by the Internet, mail or telephone.

Q:	What am I voting on?

A: You are being asked to consider and vote on the following proposals:

•	a proposal to elect six directors, each to serve until the next annual meeting of stockholders and until his successor has been duly elected and qualifies;

•	a proposal to adopt a resolution to approve, on a non-binding, advisory basis, certain executive compensation as more fully described in this proxy statement;

•	a proposal to approve the amendment and restatement of the Terreno Realty Corporation 2010 Equity Incentive Plan; and

•	a proposal to ratify the appointment of Ernst & Young LLP as our independent registered certified public accounting firm for the 2014 fiscal year.

In addition, your proxies will have the authority to vote in their discretion as to any other business as may properly come before the annual meeting, including any adjournments or postponements thereof.

Q:	What vote is required to approve the proposals assuming that a quorum is present at the annual meeting?

The following table sets forth the voting requirements with respect to each of the proposals:

Proposal 1	Election of Directors	Each director must be elected by a majority of the votes cast at the annual meeting. Accordingly, in an uncontested election, a nominee is elected if he or she receives more “FOR” votes than the total number of “AGAINST” and “WITHHELD” votes. Please see the section entitled “Vote Required – Majority Vote Standard for Election of Directors” for a more detailed description of the majority voting standard in our bylaws.

Proposal 2	Non-binding, advisory approval of executive compensation	To be adopted by stockholders, this resolution must receive the affirmative “FOR” vote of a majority of votes cast on this proposal at the annual meeting.

Proposal 3	Approval of an Amendment and Restatement of the Terreno Realty Corporation 2010 Equity Incentive Plan	To be approved by stockholders, this proposal must receive the affirmative “FOR” vote of a majority of votes cast on this proposal at the annual meeting. In addition, the rules of the New York Stock Exchange, or NYSE, require that the votes “FOR” the proposal must be at least a majority of all of the votes cast on the proposal (including votes “FOR” and “AGAINST” and abstentions).

Proposal 4	Ratification of the Appointment of Independent Registered Certified Public Accounting Firm	To be approved by stockholders, this proposal must receive the affirmative “FOR” vote of a majority of votes cast on this proposal at the annual meeting.

In respect of Proposals 1, 2 and 4, abstentions and broker non-votes are not counted as votes cast and will have no effect on the result of the vote. In respect of Proposal 3, abstentions are counted as votes cast, but broker non-votes are not counted as votes cast. Instructions to “withhold” authority to vote for any nominee will have the effect of a vote against the election of that nominee.

Q:	Will there be any other items of business on the agenda?

A: Our board of directors does not know of any other matters that may be properly brought before the annual meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees for election to our board of directors. In the event that any other matter should properly come before the annual meeting or any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their discretion.

Q:	What happens if I submit my proxy without providing voting instructions on all proposals?

A: If you are a stockholder of record and properly submit your proxy via the Internet, mail or telephone, your proxy will be voted at the annual meeting in accordance with your directions. If you sign and return a proxy card without giving specific voting instructions, then the Company-designated proxy holders will vote your shares in the manner recommended by our board of directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the meeting.

If you are a beneficial owner of shares and your broker, bank or nominee does not receive instructions from you about how your shares are to be voted, one of two things can happen, depending on the type of proposal. Pursuant to NYSE, rules, brokers, banks and nominees have discretionary power to vote your shares with respect to “routine” matters such as the ratification of the appointment of our independent registered certified public accounting firm, but they do not have discretionary power to vote your shares on “non-routine” matters. The election of directors, the non-binding, advisory approval of executive compensation and the proposal to approve the amendment and restatement of the Terreno Realty Corporation 2010 Equity Incentive Plan are considered non-routine matters. A broker, bank or nominee may not vote your shares with respect to non-routine matters if you have not provided instructions. This is called a “broker non-vote.” We strongly encourage you to submit your proxy with instructions and exercise your right to vote as a stockholder.

Q:	Who has paid for this proxy solicitation?

A: We have paid the entire expense of preparing, printing and mailing this proxy statement and any additional materials furnished to stockholders.

Q:	May stockholders ask questions at the annual meeting?

A: Yes. There will be time allotted at the end of the meeting when our representatives will answer appropriate questions from the floor.

Q:	How do I submit a proposal or nominate a candidate for election as a director at the 2015 annual meeting of stockholders?

A: Our bylaws currently provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at such meeting, written notice accompanied by the information and other materials specified in our bylaws generally must be delivered to our corporate secretary not later than the close of business on the 120th day, and not earlier than the 150th day, prior to the first anniversary of the date of the notice for the preceding year’s annual meeting. Accordingly, a stockholder nomination or proposal intended to be considered at the 2015 annual meeting of stockholders, but not included in our proxy statement, generally must be received by our corporate secretary after October 20, 2014 and prior to 5:00 p.m., Eastern Time, the close of business, on November 19, 2014. If the 2015 annual meeting of stockholders is scheduled to take place before April 9, 2015 or after June 8, 2015, then notice must be delivered no earlier than the 150th day prior to the 2015 annual meeting of stockholders and not later than the close of business on the later of the 120th day prior to the 2015 annual meeting of stockholders or the tenth day following the day on which public announcement of the date of the 2015 annual meeting of stockholders is first made by the Company. If the number of directors to be elected at the 2015 annual meeting of stockholders is increased, and there is no public announcement of such increase before November 9, 2014, then notice of nominees for any new positions created by such increase must be delivered not later than 5:00 p.m., Eastern Time, the close of business, on the later of November 19, 2014 and the tenth day after the day on which public announcement of such increase is first made by the Company. Proposals or nominations and the other materials required by our bylaws should be mailed to the attention of our corporate secretary at 101 Montgomery Street, Suite 200, San Francisco, CA 94104. A copy of the bylaws may be obtained from our corporate secretary by written request to the same address.

The date by which we must receive stockholder proposals for inclusion in the proxy materials relating to the 2015 annual meeting of stockholders, or for presentation at such meeting, is November 19, 2014. Stockholder proposals to be included in our proxy materials relating to the 2015 annual meeting of stockholders must comply with all of the applicable requirements set forth in the rules and regulations of the Securities and Exchange Commission, or SEC, including Rule 14a-8. Our board of directors will review any stockholder proposals that are timely submitted and will determine whether such proposals meet the criteria for inclusion in the proxy solicitation materials or for consideration at the 2015 annual meeting.

Q:	Can I change my vote after I have voted?

A: Yes. Proxies properly submitted by the Internet, mail or telephone do not preclude a stockholder from voting in person at the meeting. A stockholder may revoke a proxy at any time prior to its exercise by filing with our corporate secretary a duly executed revocation of proxy, by properly submitting, either by Internet, mail or telephone, a proxy to our corporate secretary bearing a later date or by appearing at the meeting and voting in person. Attendance at the meeting will not by itself constitute revocation of a proxy. If you have shares held through a broker, bank or other nominee and you instructed your broker, bank or other nominee to vote your shares by following the instructions that the broker, bank or other nominee provided to you, you may change your voting instructions by submitting new voting instructions to your broker, bank or other nominee.

Q:	Can I find additional information on the Company’s website?

A: Yes. Our website is located at http://www.terreno.com. Although the information contained on our website is not part of this proxy statement and is not incorporated by reference in this proxy statement, you can view additional information on the website, such as our corporate governance guidelines, our code of business conduct and ethics, charters of our board committees and reports that we file with the SEC.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 9, 2014:

This proxy statement and our 2013 annual report, including our annual report on Form 10-K for the fiscal year ended December 31, 2013, are available at www.edocumentview.com/TRNO.

CORPORATE GOVERNANCE AND RELATED MATTERS

Our business is managed under the direction of our board of directors. Our board of directors establishes our overall corporate policies, reviews the performance of our senior management in executing our business strategy and managing our day-to-day operations and acts as an advisor to our senior management. Our board’s mission is to further the long-term interests of our stockholders. Members of our board of directors are kept informed of our business through discussions with our management, primarily at meetings of our board of directors and its committees, and through reports and analyses presented to them. Significant communications between our directors and senior management occur apart from such meetings. Our board of directors and each of its committees – audit, compensation and nominating and corporate governance – also have the authority to retain, at our expense, outside counsel, consultants or other advisors in the performance of their duties.

Charters for the audit, compensation and nominating and corporate governance committees, our corporate governance guidelines and our code of business conduct and ethics may be viewed on our website at http://www.terreno.com under the “Investors & Media” tab under the subheading “Corporate Profile” and under the heading entitled “Governance Documents.” These documents are also available without charge to stockholders who request them by contacting Terreno Realty Corporation – Investor Relations, 101 Montgomery Street, Suite 200, San Francisco, California 94104.

Independent Directors

Under the corporate governance standards of the NYSE, at least a majority of our directors and all of the members of the audit committee, compensation committee and nominating and corporate governance committee must meet the test of “independence” as defined by the NYSE. The NYSE standards provide that to qualify as an “independent” director, in addition to satisfying certain bright-line criteria, our board of directors must affirmatively determine that a director has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us). In addition, our corporate governance guidelines provide that at least annually, our board of directors will evaluate all relationships between the Company and each director in light of relevant facts and circumstances for the purposes of determining whether a material relationship exists that might signal a potential conflict of interest or that might cause the director to cease to meet the applicable independence requirements or interfere with such director’s ability to satisfy his or her duties as a director. Our board of directors has determined that each of Messrs. Carlson, Merlone, Pasquale and Polk is an “independent” director under the corporate governance standards of the NYSE and the SEC. Therefore, following the election of the director nominees at the annual meeting, we believe that 67% of our board members will be independent under those rules.

Executive Sessions

Our non-management directors meet regularly in separate executive sessions without management participation. The executive sessions typically occur after each regularly scheduled meeting of our entire board of directors and at such other times that our non-management directors deem appropriate. The executive sessions are chaired by Mr. Pasquale, our Lead Director.

Nominations for Directors

The nominating and corporate governance committee will consider nominees for director suggested by stockholders in written submissions to our corporate secretary. Our bylaws currently provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at such meeting, written notice containing the information and materials required by our bylaws generally must be delivered to our corporate secretary not later than the close of business on the 120th day, and not earlier than the 150th day, prior to the first anniversary of the date of the notice for the preceding year’s annual meeting.

In evaluating nominees for director, the nominating and corporate governance committee does not differentiate between nominees recommended by stockholders and others. The nominating and corporate governance committee develops and recommends to our board of directors for its consideration and approval such criteria for identifying and recommending prospective nominees for election as directors as the nominating and corporate governance committee deems necessary or advisable in the context of the current make-up of our board of directors. The criteria include such factors as diversity, age, qualities (such as character, professional integrity, independence, judgment and business acumen), skills and experience, industry knowledge, requirements of the NYSE to maintain a minimum number of independent directors, requirements of the SEC to have persons with financial expertise on the Company’s audit committee, the ability of a candidate to devote sufficient time to the affairs of the Company, any actual or potential conflicts of interest, and the extent to which the candidate generally would be a desirable addition to our board of directors and any committees of our board of directors.

We do not have a formal diversity policy. However, the criteria above include a broad range of factors such as relevant experience, independence, commitment, compatibility with our board of directors and its committees and diversity.

Communications with our Board of Directors

Our board of directors has implemented a process by which our stockholders or any interested parties may communicate with our board of directors as a whole or with individual members of our board of directors. Communications directed at our board of directors as a whole should be addressed to Terreno Realty Corporation, 101 Montgomery Street, Suite 200, San Francisco, California 94104, Attn: Corporate Secretary, and communications directed at individual directors, including our Lead Director, should be addressed to the attention of the individual director at the same address. Such communications may be made on an anonymous or confidential basis. Our board of directors has instructed our Corporate Secretary to promptly forward all such communications to the specified addressees thereof.

Board Leadership Structure

Our corporate governance guidelines provide that our board of directors will periodically appoint a chairman of the board, who may either be independent or a management director, including our chief executive officer. The positions of chairman and chief executive officer are currently occupied by one individual, Mr. Baird. Our board of directors believes that this leadership structure serves us well, as Mr. Baird’s deep industrial real estate expertise across markets and cycles, as well as extensive public REIT operating experience, uniquely qualify him to serve as both chairman and chief executive officer. Combining the chairman and chief executive officer roles fosters clear accountability, effective decision-making and aligns corporate strategy with the Company’s day-to-day operations. Combining the roles also promotes unified leadership and direction for our board of directors and management.

In his combined role, Mr. Baird sets the agenda for board meetings in consultation with our Lead Director and presides over all meetings of the full board. Since the chairman and chief executive officer positions are currently occupied by Mr. Baird, our board of directors appointed Mr. Pasquale, an independent director, as our Lead Director to ensure strong independent oversight. As Lead Director, Mr. Pasquale chairs the executive sessions of the non-employee directors, facilitates communications and resolves conflicts, if any, between our non-employee directors, other directors and our management and consults with and provides counsel to our chief executive officer as needed or requested. In performing these duties, our Lead Director consults with the chairpersons of the appropriate committees of our board of directors and solicits their participation in order to avoid diluting the authority or responsibility of the board committees and their chairpersons.

Risk Oversight

Our board of directors provides oversight of the Company’s risk exposure by receiving periodic reports from senior management regarding matters relating to financial, operational, legal and strategic risks and mitigation strategies for such risks. In addition, as reflected in the audit committee charter, our board of directors has delegated to the audit committee responsibility to discuss and evaluate our policies and guidelines with respect to risk assessment and risk management. During these discussions, the audit committee may discuss or consider our major financial risk exposures and the steps that our management has taken to monitor and control such exposures.

Code of Business Conduct and Ethics

Our board of directors has adopted a code of business conduct and ethics that applies to all of our directors, officers and employees. Day-to-day responsibility for administering and interpreting our code of business conduct and ethics has been delegated by our board of directors to our President. Our code of business conduct and ethics contains compliance procedures, allows for the anonymous reporting of a suspected violation of our code of business conduct and ethics and specifically forbids retaliation against any officer or employee who reports suspected misconduct in good faith. The provisions of our code of business conduct and ethics may only be amended, or waived for the benefit of our directors and executive officers, by our board of directors or, if permitted, a committee of our board of directors. Such waivers or amendments must be promptly disclosed to our stockholders in accordance with applicable laws and rules and regulations of the NYSE. We intend to disclose any amendments or waivers to our code of business conduct and ethics that apply to any of our executive officers on our website at http://www.terreno.com. The full text of our code of business conduct and ethics is available on our website at http://www.terreno.com, under the heading “Investors & Media”, under the subheading “Corporate Profile” and under the heading entitled “Governance Documents.”

Corporate Governance Guidelines

Our board of directors has adopted Corporate Governance Guidelines, a copy of which is available on our website at http://www.terreno.com under the heading “Investors & Media”, under the subheading “Corporate Profile” and under the heading entitled “Governance Documents.”

MEETINGS AND COMMITTEES OF OUR BOARD OF DIRECTORS

Meetings

During the year ended December 31, 2013, our board of directors held a total of four meetings. Each of our directors attended 100% of the aggregate of (i) the number of the meetings of our board of directors which were held during the period that such person served on our board of directors and (ii) the number of meetings of committees of our board of directors held during the period that such person served on such committee. Members of our board of directors are encouraged to attend the annual meeting, but we currently do not have a formal policy with regard to the attendance of Board members at the annual meeting. All of our directors attended our 2013 Annual Meeting.

Committee Membership

Our board of directors has established three standing committees of our board of directors: the audit committee; the compensation committee; and the nominating and corporate governance committee, and has adopted written charters for each committee.

The current members of our board committees are as follows:

Name	Audit		Compensation		Nominating and Corporate Governance
LeRoy E. Carlson	X	*	X		X
Peter J. Merlone	X		X	*	X
Douglas M. Pasquale**	X		X		X
Dennis Polk	X		X		X	*

*	Chair
**	Lead Director

Audit Committee. The audit committee is composed of Messrs. Carlson, Merlone, Pasquale and Polk, each of whom is an independent director and “financially literate” under the rules of the NYSE and the SEC. Mr. Carlson chairs the audit committee and has been determined by our board of directors to be an audit committee financial expert within the meaning of the rules of the SEC. The audit committee met five times during the year ended December 31, 2013.

The purposes of the audit committee are to:

•	assist our board of directors in its oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) the qualifications, independence and performance of our independent auditors and (4) our internal audit function; and

•	prepare the report required by the rules of the SEC, which is set forth on page 22 of this proxy statement.

The audit committee is also responsible for engaging our independent registered certified public accounting firm, reviewing with the independent registered certified public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered certified public accounting firm, reviewing the independence of the independent registered certified public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

Compensation Committee. The compensation committee is composed of Messrs. Carlson, Merlone, Pasquale and Polk, each of whom is an independent director under the rules of the NYSE and the SEC. Mr. Merlone chairs the compensation committee. The compensation committee met two times during the year ended December 31, 2013.

The purposes of the compensation committee are to:

•	discharge our board of directors’ responsibilities relating to compensation of our directors and executives;

•	oversee our overall compensation structure, policies and programs;

•	review our processes and procedures for the consideration and determination of director and executive compensation; and

•	prepare the compensation committee report, which is set forth on page 24 of this proxy statement, in accordance with the applicable rules and regulations of the SEC, the NYSE and any other rules and regulations applicable to us.

Nominating and Corporate Governance Committee. The nominating and corporate governance committee is composed of Messrs. Carlson, Merlone, Pasquale and Polk, each of whom is an independent director under the rules of the NYSE and the SEC. Mr. Polk chairs the nominating and corporate governance committee. The nominating and corporate governance committee met one time during the year ended December 31, 2013.

The purposes of the nominating and corporate governance committee are to:

•	identify individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors, and recommend that our board of directors select the director nominees for election at each annual meeting of stockholders;

•	review and make recommendations to our board of directors for committee appointments to our board of directors;

•	develop and recommend to our board of directors a set of corporate governance guidelines applicable to us and periodically review and recommend any changes to such guidelines; and

•	oversee the evaluation of our board of directors and committees.

Other Committees

Our board of directors may from time to time establish special or standing committees to facilitate the management of the Company or to discharge specific duties delegated to the committee by our full board of directors. Our board of directors has established the following committee:

Investment Committee. Our investment committee is currently composed of Mr. Baird and Mr. Coke. Our board of directors has delegated to our investment committee the authority to approve any investment under $100 million. Our board of directors must approve any investments of $100 million or more. Approval by our investment committee requires a unanimous vote and may be given with conditions.

PROPOSAL 1 – ELECTION OF DIRECTORS

Our board of directors proposes that the nominees described below each be elected to serve until the 2015 annual meeting of stockholders and until their successors are duly elected and qualify. All of the nominees are currently serving as our directors. The biographical descriptions for the nominees include the specific experience, qualifications, attributes and skills that led to the conclusion by our board of directors in the last sentence of each biography that such person should serve as a director.

Nominee	Principal Occupation, Business Experience, Other Directorships Held and Age
W. Blake Baird Age 53	Mr. Baird co-founded Terreno Realty Corporation and has served as chairman of our board of directors and our chief executive officer since February 2010. Mr. Baird was managing partner and co-founder of Terreno Capital Partners LLC, a private real estate investment firm, from September 2007 to February 2010. Mr. Baird served as president of AMB Property Corporation (“AMB”) from January 2000 to December 2006. AMB, now Prologis, Inc. (NYSE: PLD), is a leading global developer, owner and operator of industrial real estate. Mr. Baird also served as a director of AMB from 2001 to 2006 and chairman of its investment committee. Mr. Baird joined AMB as its chief investment officer in 1999. Prior to that, Mr. Baird was a managing director of Morgan Stanley & Co., most recently as head of Real Estate Investment Banking for the Western United States. Mr. Baird spent 15 years at Morgan Stanley and Dean Witter, the last 11 focusing on real estate. Mr. Baird currently serves as a director of Matson, Inc. (NYSE:MATX), a Honolulu-headquartered ocean transportation and logistics company. Mr. Baird is a member of World Presidents’ Organization, a former member of the Young Presidents’ Organization and a former member of the Board of Governors of the National Association of Real Estate Investment Trusts. Mr. Baird holds a B.S. in Economics from the Wharton School (magna cum laude) and a B.A. in History from the College of Arts and Sciences (magna cum laude) at the University of Pennsylvania. He also holds an M.B.A. from New York University. Our board of directors has determined that Mr. Baird’s qualifications to serve on our board of directors include his deep industrial real estate expertise across markets and cycles, as well as extensive public REIT operating experience, from his eight years of experience most recently as president of AMB and his experience as our co-founder, chairman and chief executive officer.

Michael A. Coke Age 46	Mr. Coke co-founded Terreno Realty Corporation and has served as our president and as a director since February 2010. Mr. Coke also served as our chief financial officer from February 2010 until May 2013. Mr. Coke was managing partner and co-founder of Terreno Capital Partners LLC, a private real estate investment management firm, from September 2007 to February 2010. From January 1999 to March 2007, Mr. Coke served as chief financial officer of AMB, now Prologis, Inc. (NYSE: PLD), which is a leading global developer, owner and operator of industrial real estate. While at AMB, Mr. Coke also served as executive vice president until May 2007, and was AMB’s chief accounting officer from 1998 until January 2007. Mr. Coke was a member of AMB’s investment committee and was responsible for capital markets, accounting, tax, information systems, dispositions, valuations, risk management and financial planning groups totaling more than 130 officers and associates in five countries. During his tenure at AMB, Mr. Coke was a three time recipient of Realty Stock Review’s Annual Outstanding CFO Award. From October 2005 to May 2007, Mr. Coke served as president and chief executive officer of IAT Aviation Facilities, Inc., a listed Canadian Income Trust. Prior to AMB, Mr. Coke spent seven years with Arthur Andersen LLP, where he most recently served as an audit manager. At Arthur Andersen, he primarily served public and private real estate companies, including

Nominee	Principal Occupation, Business Experience, Other Directorships Held and Age

several public real estate investment trusts, and specialized in real estate auditing and accounting, mergers, initial public offerings and business acquisition due diligence. Mr. Coke is a director and chairman of the audit committee of DuPont Fabros Technology, Inc. (NYSE: DFT), a leading owner, developer, operator and manager of wholesale data centers headquartered in Washington, D.C. Mr. Coke received a bachelor’s degree in business administration and accounting from California State University at Hayward. He is a former Certified Public Accountant. Our board of directors has determined that Mr. Coke’s qualifications to serve on our board of directors include his deep industrial real estate expertise across markets and cycles, as well as extensive public REIT operating experience, from his ten years of experience most recently as chief financial officer of AMB and his experience as our co-founder, president and previously as our chief financial officer.

LeRoy E. Carlson Age 68	Mr. Carlson has served on our board of directors since February 2010. Mr. Carlson has been a principal of NNC Apartment Ventures, LLC, a well-established firm specializing in the long-term investment in multi-family assets on the West Coast, since 1999. Mr. Carlson formerly served as executive vice president, chief operating officer, chief financial officer and board member of BRE Properties, Inc. (NYSE: BRE). BRE is a large multi-family NYSE–listed real estate investment trust based in San Francisco, California. In his role as chief operating officer, Mr. Carlson oversaw the company’s capital market activities, asset management and development and played a key role in two company mergers with an aggregate value of approximately two billion dollars. Mr. Carlson retired from BRE in October 2002. Prior to joining BRE Properties, Inc., Mr. Carlson served as vice president, chief financial officer and as a director of Real Estate Investment Trust of California from 1990 to March 1996. He was a partner and chief financial officer of William Walters Company, a southern California based asset management company and investor, from 1976 to 1990. Mr. Carlson is a Certified Public Accountant in California. He is a graduate of the University of Southern California where he serves as a member of the board at the Lusk Center for Real Estate. Our board of directors has determined that Mr. Carlson’s qualifications to serve on our board of directors include his over 30 years of experience in the real estate industry and his prior experiences as a director, chief operating officer and chief financial officer of a NYSE-listed REIT.

Peter J. Merlone Age 57	Mr. Merlone has served on our board of directors since February 2010. Mr. Merlone is a founder, co-owner and co-managing partner of the general partner entities of Merlone Geier Partners, or MGP, a private real estate investment firm focused on the acquisition, development and redevelopment of retail and mixed-use properties in California and other western states, and Merlone Geier Management, or MGM, which provides all management, leasing and construction services for all MGP and M&H funds. Mr. Merlone is also a founder, co-owner and president of the general partner entities of M&H Realty Partners, or M&H, the predecessor to MGP, and was a founder and president of M&H Property Management, or MHPM, the predecessor to MGM. From 1986 to 1993, prior to the formation of the first M&H fund, Mr. Merlone was the founder and owner of The Merlone Company, MHPM’s predecessor. Mr. Merlone’s primary responsibilities are to formulate and oversee the strategy, financial and operating affairs of MGP and the activities of MGM. Since 1993, Mr. Merlone has overseen ten institutional limited partnerships with aggregate equity capital commitments of $2.3 billion which have acquired approximately 119 operating properties aggregating more than 18 million square feet of retail, multi-family and office improvements. Mr. Merlone graduated from UCLA in 1979,

Nominee	Principal Occupation, Business Experience, Other Directorships Held and Age

simultaneously earning an undergraduate degree in economics, summa cum laude, and a master’s degree in education; he was also elected to Phi Beta Kappa. Mr. Merlone is a member of the International Council of Shopping Centers and is a licensed real estate broker. Our board of directors has determined that Mr. Merlone’s qualifications to serve on our board of directors include his over 20 years of experience in the real estate industry and his experience operating a real estate investment firm.

Douglas M. Pasquale Age 59	Mr. Pasquale has served on our board of directors since February 2010. Mr. Pasquale is Founder and CEO of Capstone Enterprises Corporation, an investment and consulting firm, since January 1, 2012. With the acquisition of Nationwide Health Properties (NYSE: NHP) by Ventas, Inc. (NYSE: VTR) on July 1, 2011, Mr. Pasquale served as Senior Advisor to Ventas’s Chairman and CEO from July 1, 2011 to December 31, 2011. He was also appointed to the Ventas Board of Directors on July 1, 2011 and continues to serve on that Board. Prior to NHP’s acquisition, Mr. Pasquale served as Chairman of the Board of NHP from May 2009 to July 2011, as President and Chief Executive Officer of NHP from April 2004 to July 2011, and Executive Vice President and Chief Operating Officer of NHP from November 2003 to April 2004. Mr. Pasquale was a director of NHP from November 2003 to July 2011. Mr. Pasquale previously served in various roles (most recently Chairman and Chief Executive Officer) at ARV Assisted Living, Inc., an owner and operator of assisted living facilities, from June 1998 to September 2003 and concurrently served as President and Chief Executive Officer of Atria Senior Living Group, Inc. from April 2003 to September 2003. Mr. Pasquale also served as President and Chief Executive Officer of Richfield Hospitality Services, Inc. and Regal Hotels International-North America, a hotel ownership and management company, from 1996 to 1998, and as its Chief Financial Officer from 1994 to 1996. In addition to serving on the Ventas Board of Directors, Mr. Pasquale serves as a director of Alexander and Baldwin, Inc. (NYSE: ALEX), a Honolulu-headquartered real estate and agribusiness company, Sunstone Hotel Investors, Inc. (NYSE: SHO), a leading lodging REIT, and DineEquity, Inc. (NYSE: DIN) which franchises Applebee’s and IHOP restaurants. He is also a member of the Board of Trustees of ExplorOcean. Mr. Pasquale is a successful leader in the real estate industry with extensive experience and strong skills in management, mergers and acquisitions and strategic planning. Mr. Pasquale received his B.S. in Accounting and his M.B.A. with highest honors from the University of Colorado. Our board of directors has determined that Mr. Pasquale’s qualifications to serve on our board of directors include his over 20 years of experience in the real estate industry and his experience as chairman, president and chief executive officer of a NYSE-listed REIT.

Dennis Polk Age 47	Mr. Polk has served on our board of directors since February 2010. Mr. Polk joined SYNNEX Corporation (NYSE: SNX) in 2002 as senior vice president of corporate finance and chief financial officer. In July 2006, he was promoted to his current position of chief operating officer and in 2012 was appointed a director. SYNNEX is a business process services company, including the distribution of information technology products, manufacturing and logistics services and business process outsourcing. Prior to SYNNEX, Mr. Polk held senior executive positions in finance and operations at DoveBid, Inc. and Savoir Technology Group. Prior to Savoir, Mr. Polk was an audit manager for Grant Thornton LLP. A graduate of Santa Clara University, Mr. Polk received his bachelor’s degree in accounting and is an inactive Certified Public Accountant. Our board of directors has determined that Mr. Polk’s qualifications to serve on our board of directors include his current experience as a chief operating officer and his prior experience as a chief financial officer of a NYSE-listed company.

RECOMMENDATION – Our board of directors unanimously recommends a vote “FOR” each named nominee.

Vote Required – Majority Vote Standard for Election of Directors

Our bylaws provide that the vote standard for election of directors is a “majority vote of the votes cast” standard in uncontested elections of directors. This means that in an uncontested election, a nominee is elected as a director if he or she receives more “for” votes than the total number of “against” votes and votes affirmatively “withheld”. In an election where the number of nominees is greater than the number of directors to be elected at the meeting, the nominees will be elected by a plurality of the votes cast in the election of directors.

Under our corporate governance guidelines, any director who fails to be elected by a majority vote is required to tender his or her resignation to our board of directors, subject to acceptance. The nominating and corporate governance committee will make a recommendation to our board of directors on whether to accept or reject the resignation or whether other action should be taken. Our board of directors will then act on the nominating and corporate governance committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of election results. If the resignation is not accepted, the director will continue to serve until the next annual meeting and until the director’s successor is duly elected and qualifies. The director who tenders his or her resignation will not participate in our board’s decision.

EXECUTIVE OFFICERS

As of the date of this proxy statement, our executive officers are as follows:

Name	Age	Position
W. Blake Baird	53	Chairman and Chief Executive Officer
Michael A. Coke	46	President
Jaime J. Cannon	38	Senior Vice President and Chief Financial Officer

Mr. Baird and Mr. Coke also serve as directors. Their biographical information can be found in the section entitled “Proposal 1 – Election of Directors” of this proxy statement. The following is a biographical summary of the experience of Mr. Cannon:

Jaime Cannon Age 38	Mr. Cannon has been Senior Vice President and Chief Financial Officer of our Company since May 2013 and was previously Senior Vice President of our Company, overseeing finance and accounting, since 2010. From 2003 through 2010, Mr. Cannon worked at AMB Property Corporation, now Prologis, (NYSE: PLD), a leading global developer, owner and operator of industrial real estate, in various capacities, most recently as Vice President, Treasury. From 1997 to 2003, Mr. Cannon worked at Arthur Andersen and PricewaterhouseCoopers, most recently as an Audit Manager specializing in real estate companies. Mr. Cannon received a bachelor’s degree in Business Economics from the University of California at Santa Barbara and is a former California Certified Public Accountant.

PROPOSAL 2 – NON-BINDING, ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

General

As required by Section 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act, our board of directors is submitting for stockholder action the resolution set forth below to approve, on a non-binding, advisory basis, the compensation paid to our named executive officers as disclosed in this proxy statement. This is commonly known as, and is referred to in this proxy statement as, a “say-on-pay” proposal or resolution. At the 2011 annual meeting of stockholders, our stockholders voted, on a non-binding, advisory basis, for the Company to hold future, non-binding advisory votes on the compensation of our named executive officers on an annual basis. After taking into consideration this voting result and the prior recommendation of our board of directors in favor of an annual non-binding, advisory stockholder vote on the compensation of our named executive officers, the board of directors determined that it intends to hold non-binding advisory votes on the compensation of our named executive officers every year.

This say-on-pay proposal gives our stockholders the opportunity to express their views on the compensation of our named executive officers. We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement. This vote is not limited to any specific item of compensation, but rather addresses the overall compensation of our named executive officers and our philosophy, policies and practices relating to their compensation as a whole as described in this proxy statement.

As described in detail under the heading “Compensation Discussion and Analysis” in this proxy statement, our executive compensation programs are designed to attract, retain and motivate our named executive officers, who are critical to our success. Our compensation programs are designed to create incentives for our named executive officers to maximize long-term stockholder value. Under these programs, our named executive officers are rewarded for the achievement of our annual, long-term and strategic objectives, and the realization of increased stockholder value. Please refer to the “Compensation Discussion and Analysis” in this proxy statement for additional details about our executive compensation programs, including information about the compensation of our named executive officers for the year ended December 31, 2013.

Text of Resolution

“RESOLVED, that the stockholders of the Company approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

RECOMMENDATION – Our board of directors unanimously recommends a vote FOR adoption of this resolution.

Vote Required; Effect of Vote

The affirmative vote of a majority of the votes cast on this proposal will be required for adoption of this resolution. Abstentions and broker non-votes will not be treated as votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

The say-on-pay resolution is advisory, and therefore will not have any binding legal effect on the Company, our board of directors or the compensation committee and may not be construed as overruling a decision by the Company, our board of directors or the compensation committee or to create or imply any change to the fiduciary duties of our board of directors. Furthermore, because this non-binding, advisory resolution primarily relates to compensation of the named executive officers that has already been paid or contractually committed, there is generally no opportunity for us to revisit those decisions.

However, the compensation committee does value the opinions of our stockholders and intends to take the results of the vote on this proposal into account in its future decisions regarding the compensation of our named executive officers.

PROPOSAL 3 – APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE TERRENO REALTY CORPORATION 2010 EQUITY INCENTIVE PLAN

Introduction

We are asking our stockholders to approve an amendment and restatement of the Terreno Realty Corporation 2010 Equity Incentive Plan, or the 2010 Plan, to increase the total number of shares of our common stock authorized and reserved for issuance under the 2010 Plan by 1,250,000 shares and to make certain other changes to the 2010 Plan. Stockholder approval of this proposal will also allow certain awards granted under the Amended 2010 Plan (as defined below) to qualify as performance-based compensation exempt from the cap imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, on the Company’s tax deduction with respect to compensation paid to certain executive officers.

The 2010 Plan currently authorizes the grant of equity awards to officers, employees, non-employee directors and other key persons of the Company and its subsidiaries. Currently, 455,000 shares of common stock are reserved for issuance pursuant to awards granted under the 2010 Plan. As of March 1, 2014, approximately 69,615 shares were available for grant under the 2010 Plan. The board of directors has approved an amendment and restatement of the 2010 Plan, subject to stockholder approval, to, among other things, increase the aggregate number of shares authorized for issuance under the 2010 Plan by 1,250,000 shares to 1,705,000 shares of common stock. A copy of the 2010 Plan, as amended and restated, or the Amended 2010 Plan, is attached as Appendix A to this Proxy Statement and incorporated herein by reference.

The Amended 2010 Plan is designed to enhance the flexibility of the compensation committee in granting equity awards to our officers, primarily in the form of performance share awards to our executives and senior officers, and primarily restricted stock to our other officers, employees, non-employee directors and other eligible award recipients and to ensure that the Company can continue to grant equity awards to our officers, employees, non-employee directors and other eligible award recipients at levels determined to be appropriate by the compensation committee. We believe that equity awards are a critical part of the compensation package offered to new and existing employees and are an important tool in our ability to attract and retain talented personnel and to align the interest of our executives and senior officers and our stockholders by motivating executives to increase stockholder value and rewarding executives when stockholder value increases. Accordingly, we are seeking stockholder approval of the Amended 2010 Plan. In the event that the Amended 2010 Plan is not approved by stockholders, the 2010 Plan will continue in effect until it expires or is terminated and awards may be granted thereunder, in accordance with its terms.

Based solely on the closing price of the Company’s common stock as reported on the NYSE on March 3, 2014, the maximum aggregate market value of the additional 1,250,000 shares proposed to be reserved under the Amended 2010 Plan is approximately $23,000,000. The shares issued by the Company under the Amended 2010 Plan will be authorized but unissued shares.

Summary of Material Features of the Amended 2010 Plan

The material features of the Amended 2010 Plan are:

•	The maximum number of shares of our common stock authorized and reserved for issuance is increased by 1,250,000 shares, from 455,000 shares to 1,705,000 shares;

•	The grant of restricted stock awards, performance share awards to our executives and senior officers and unrestricted stock awards is permitted;

•	Certain awards granted under the Amended 2010 Plan are intended to qualify as “performance-based” compensation under Section 162(m) of the Code;

•	Any material amendment to the Amended 2010 Plan is subject to approval by our stockholders; and

•	The shares of common stock underlying any awards under the Amended 2010 Plan that are forfeited, canceled or otherwise terminated are added back to the shares of common stock available for issuance under the Amended 2010 Plan. The following shares will not be added back to the shares authorized for issuance under the Amended 2010 Plan: shares tendered or held back upon settlement of an award to cover a tax withholding obligation and shares repurchased by the Company on the open market.

Qualified Performance-Based Compensation Under Code Section 162(m)

To ensure that certain awards granted under the Amended 2010 Plan to a “Covered Employee” (as defined in the Code) qualify as “performance-based compensation” under Section 162(m) of the Code, the Amended 2010 Plan provides that the compensation committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: (1) total stockholder return; (2) earnings before interest, taxes, depreciation and amortization; (3) net income (loss) (either before or after interest, taxes, depreciation and/or amortization); (4) changes in the market price of our common stock; (5) funds from operations or similar measure; (6) operating income (loss); (7) cash flow (including, but not limited to, operating cash flow and free cash flow); (8) return on capital, assets, equity or investment; (9) earnings (loss) per share of common stock; and (10) volume and performance of capital deployment, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The compensation committee will select the particular performance criteria within 90 days following the commencement of a performance cycle. Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will not exceed 500,000 shares of common stock for any performance cycle.

In establishing performance goals for awards intended to comply with Section 162(m) of the Code to be granted to Covered Employees, we intend to use total stockholder return as compared to total return (on a comparable basis) of publicly available indexes, such as, but not limited to, the MSCI U.S. REIT Index and the FTSE NAREIT Equity Industrial Index.

Rationale for Share Increase

We believe that equity awards are a critical part of the compensation package offered to new and existing employees and are an important tool in our ability to attract and retain talented personnel. We manage our long-term stockholder dilution by limiting the number of equity incentive awards granted annually. The compensation committee carefully monitors our annual burn rate in order to maximize stockholder value by granting only the appropriate number of equity incentive awards that it believes are necessary to attract, reward and retain employees. Our commitment to a carefully managed equity incentive program is demonstrated by the following facts:

•	Our historical three-year average burn rate is 0.5%.

•	Our compensation philosophy reflects broad-based eligibility for equity incentive awards, and we grant awards to substantially all of our employees. By doing so, we link employee interests with stockholder interests throughout the organization and motivate our employees to act as owners of the business.

•	Our total stockholder return did not exceed the applicable indices under the Long-Term Incentive Plan during the performance period from February 16, 2010 (commencement of operations) to December 31, 2011, for the performance period from February 16, 2010 (commencement of operations) to December 31, 2012 and for the performance period from January 1, 2011 to December 31, 2013, and as such our compensation committee determined that the awards previously granted to Mr. Baird and Mr. Coke were not earned and, therefore, no shares of common stock were issued in connection with such awards.

The following table shows our historical dilution and burn rate percentages:

As of December 31	2013	2012	2011
Full Dilution (1)	1.1%	2.4%	4.0%
Gross Burn Rate (2)	0.3%	0.5%	0.5%

(1)	Full dilution is calculated as (shares available for grant + non-vested shares outstanding)/(common stock outstanding + shares available for grant + non-vested shares outstanding).
(2)	Gross Burn Rate is calculated as shares subject to equity incentive awards granted in each year/weighted average common stock outstanding.

If our request to increase the share reserve of the Amended 2010 Plan is approved by stockholders, we will have approximately 1,319,615 shares available for grant after the annual meeting, which is based on 69,615 shares available for grant under the 2010 Plan as of March 1, 2014 and the 1,250,000 shares subject to this proposal. Our compensation committee determined the size of the requested share increase based on projected equity awards to anticipated new hires, projected annual equity awards to existing employees and non-employee directors, and an assessment of the magnitude of increase that our institutional investors and the firms that advise them would likely find acceptable. We anticipate that if our request to increase the share reserve is approved by stockholders, it will be sufficient to provide equity incentives to attract, reward, retain motivate employees through the next approximately 48 months.

Summary of the Amended 2010 Plan

The following description of certain features of the Amended 2010 Plan is intended to be a summary only. This summary is qualified in its entirety by the full text of the Amended 2010 Plan that is attached hereto as Appendix A. The Amended 2010 Plan permits us to make grants of restricted stock awards, performance share awards, unrestricted stock awards, or any combination of the foregoing. The Amended 2010 Plan does not provide for stock options, stock appreciation rights, restricted stock units or dividend equivalent rights.

Share Reserve. The maximum number of shares authorized for issuance under the Amended 2010 Plan is 1,705,000 shares of common stock, which is an increase of 1,250,000 shares from the number of shares currently authorized for issuance under the 2010 Plan. The shares underlying any awards that are forfeited, canceled or are otherwise not payable under the Amended 2010 Plan will be added back to the shares authorized for issuance under the Amended 2010 Plan.

Plan Administration. The Amended 2010 Plan is administered by our compensation committee. Our compensation committee may interpret the Amended 2010 Plan and may make all determinations necessary or desirable for the administration of the plan and has full power and authority to select the participants to whom awards will be granted, to make any combination of awards to participants, to accelerate the exercisability or vesting of any award and to determine the specific terms and conditions of each award, subject to the provisions of the Amended 2010 Plan.

Eligibility. All full-time and part-time officers, employees, directors and other key persons (including consultants) of the Company and its subsidiaries as selected from time to time by the compensation committee in its discretion are eligible to participate in the Amended 2010 Plan. Approximately 19 individuals are currently eligible to participate in the 2010 Plan, which includes five executive and senior officers, ten employees who are not officers, and four non-employee directors.

Performance Share Awards. Performance share awards may also be granted under our equity incentive plan to our executive and senior officers. Such an award entitles a participant to receive shares of our common stock at the end of a performance period, the number of which will be tied to attainment of pre-established performance goals. Dividends will not be paid on performance shares during the performance period.

Restricted Stock Awards. Restricted stock may be granted under the Amended 2010 Plan. Restricted stock awards are shares of our common stock that vest in accordance with terms and conditions established by our compensation committee. Our compensation committee may impose whatever vesting conditions it determines to be appropriate, including attainment of performance goals. Shares of restricted stock that do not satisfy the vesting conditions are subject to our right of repurchase or forfeiture.

Unrestricted Stock Awards. Unrestricted stock awards may also be granted under the Amended 2010 Plan. These are shares of our common stock that have no vesting requirements and are not subject to any risk of forfeiture.

Stock Options. The Amended 2010 Plan does not provide for stock options, stock appreciation rights or dividend equivalent rights.

Transfer of Awards. Unless the compensation committee provides otherwise, the Amended 2010 Plan does not generally allow for the transfer of awards other than unrestricted stock awards.

Change in Control Provisions. The Amended 2010 Plan provides that, in the event of a Corporate Transaction (as defined below), except as the compensation committee may otherwise specify with respect to particular awards in the relevant award certificate, the Amended 2010 Plan and all awards thereunder shall terminate, unless provision is made in connection with the Corporate Transaction, in the sole discretion of the parties thereto, for the assumption, continuation or substitution of awards. A “Corporate Transaction” under the Amended 2010 Plan means (1) the sale of all or substantially all of our assets on a consolidated basis to an unrelated person or entity; or (2) a merger, reorganization, consolidation or other transaction (including, without limitation, a merger or reorganization in which we are the surviving entity) pursuant to which the holders of our outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the resulting or successor entity (or its ultimate parent, of applicable) immediately upon completion of such transaction. If we experience a Corporate Transaction, our compensation committee will have full authority to determine the effect, if any, on the vesting, exercisability, settlement, payment or lapse of restrictions applicable to an award. The effect of a Corporate Transaction, including, without limitation, the substitution of new awards, the termination or adjustment of outstanding awards, the acceleration of awards or the removal of restrictions on outstanding awards, may be specified in a participant’s award agreement or determined at a subsequent time.

Adjustments for Stock Dividends, Stock Splits, Etc. The Amended 2010 Plan requires the compensation committee to make appropriate adjustments to the number of shares of common stock that are subject to the Amended 2010 Plan, to certain limits in the Amended 2010 Plan and to any outstanding awards to reflect stock dividends, stock splits, extraordinary dividends and similar events.

Tax Withholding. Participants in the Amended 2010 Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon the vesting of awards. Subject to the approval of the Compensation Committee, participants may elect to have the minimum tax withholding obligations satisfied by authorizing the Company to withhold shares of common stock to be issued pursuant to the vesting of an award. Additionally, the compensation committee may require awards to be subject to mandatory share withholding up to the required withholding amount.

Amendments and Termination. The terms of the Amended 2010 Plan provide that we may amend, suspend or terminate the plan at any time, but stockholder approval of any such action will be obtained if required to comply with applicable law or NYSE listing standards. Further, no action may be taken that adversely affects any rights under outstanding awards without the holder’s consent.

Effective Date of the Amended 2010 Plan. The Board originally adopted the 2010 Plan in 2010 and approved the proposed amendment and restatement of the 2010 Plan on February 18, 2014. The proposed amendment and restatement of the 2010 Plan becomes effective on the date it is approved by stockholders. If the proposed amendment and restatement of the 2010 Plan is not approved by stockholders, the 2010 Plan will continue in effect until it expires or is terminated, and awards may be granted thereunder, in accordance with its terms.

Plan Benefits

Because the grant of awards under the Amended 2010 Plan is within the discretion of the compensation committee, we cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the Amended 2010 Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the Amended 2010 Plan, the following table provides information concerning the benefits that were received under the 2010 Plan by the following persons and groups for the year ended December 31, 2013: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all employees who are not executive officers, as a group.

	Awards
Name and Position	Dollar Value ($)	Number (#)
W. Blake Baird, Chairman and Chief Executive Officer	—	—
Michael A. Coke, President	—	—
Jaime J. Cannon, Senior Vice President and Chief Financial Officer	200,007	11,710
All current executive officers, as a group	200,007	11,710
All non-employee directors	300,067	15,793
All current employees who are not executive officers, as a group	635,051	37,181

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the Amended 2010 Plan. It does not describe all federal tax consequences under the Amended 2010 Plan, nor does it describe state or local tax consequences.

Awards. The Company generally will be entitled to a tax deduction in connection with an award under the Amended 2010 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments. The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments,” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions. Under Section 162(m) of the Code, the Company’s deduction for certain awards under the Amended 2010 Plan may be limited to the extent that the Principal Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table (other than the Principal Financial Officer) receives compensation in excess of $1,000,000 a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The Amended 2010 Plan is structured to allow certain awards to qualify as performance-based compensation, but the Company is not required to structure all awards so that they so qualify.

RECOMMENDATION – Our board of directors unanimously recommends a vote FOR the Amended 2010 Plan.

Vote Required

The affirmative vote of a majority of the votes cast on this proposal will be required for approval.

In addition, the rules of the NYSE require that votes for the proposal must represent at least a majority of all of the votes cast on the proposal (including votes “FOR” and “AGAINST” and abstentions). The NYSE treats abstentions both as shares entitled to vote and as votes cast, but does not treat broker non-votes as votes cast.

PROPOSAL 4 – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

The audit committee has selected and appointed the firm of Ernst & Young LLP to act as our independent registered certified public accounting firm for 2014. Ratification of the appointment of our independent registered certified public accounting firm requires a majority of the votes cast on this proposal. Any votes not cast, whether by abstention, broker non-vote, or otherwise, will have no impact on the vote.

RECOMMENDATION: Our board of directors unanimously recommends that the stockholders vote FOR ratification of the appointment of Ernst & Young LLP.

Although stockholder ratification of the appointment of our independent registered certified public accounting firm is not required by our bylaws or otherwise, we are submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate governance practice. Even if the selection is ratified, the audit committee in its discretion may select a different independent registered certified public accounting firm at any time if it determines that such a change would be in our best interest and the best interests of our stockholders. If our stockholders do not ratify the audit committee’s selection, the audit committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of independent registered certified public accounting firm.

In choosing our independent registered certified public accounting firm, the audit committee conducts a comprehensive review of the qualifications of those individuals who will lead and serve on the engagement team, the quality control procedures the firm has established and any material issue raised by the most recent quality control review of the firm. The review also includes matters required to be considered under the SEC rules on auditor independence, including the nature and extent of non-audit services to ensure that they will not impair the independence of any such firm.

Representatives of Ernst & Young LLP are expected to be present at the annual meeting. These representatives will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

As previously reported on a current report on Form 8-K filed with the SEC on March 12, 2012, effective March 6, 2012, the audit committee dismissed Deloitte & Touche LLP as our independent registered certified public accounting firm and appointed Ernst & Young LLP as our independent registered certified public accounting firm for the year ending December 31, 2012. Deloitte & Touche LLP had served as our independent registered certified public accounting firm since our incorporation in November 2009. Representatives of Deloitte & Touche LLP are not expected to be present at the annual meeting.

Deloitte & Touche LLP’s reports on our consolidated financial statements for the year ended December 31, 2011 and for the period from February 16, 2010 (commencement of operations) to December 31, 2010 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the year ended December 31, 2011, the period from February 16, 2010 (commencement of operations) to December 31, 2010 and the subsequent interim period through March 6, 2012, we did not have any disagreements (as define in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its reports Also during these periods, there were no reportable events as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

We requested and received a letter from Deloitte & Touche LLP, dated March 12, 2012, addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of this letter is attached as Exhibit 16.1 to our Current Report on Form 8-K filed on March 12, 2012.

During the year ended December 31, 2011, the period from February 16, 2010 (commencement of operations) to December 31, 2010, and through the subsequent period prior to our engaging Ernst & Young LLP, we did not consult with Ernst & Young LLP, nor did anyone acting on our behalf, regarding any of the matters or events described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Fees Paid to Independent Registered Certified Public Accounting Firm

Aggregate fees for professional services rendered by Ernst & Young LLP, which was appointed as our independent certified registered public accounting firm on March 6, 2012, during the years ended December 31, 2013 and December 31, 2012 were as follows:

	2013	2012
Audit Fees	$770,000	$375,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	1,995	—

Total	$771,995	$375,000

Aggregate fees for professional services rendered by Deloitte & Touche LLP, which served as our independent certified registered public accounting firm until March 6, 2012, during the year ended December 31, 2012 were as follows:

2012
Audit Fees	$76,500
Audit-Related Fees	—
Tax Fees	92,255
All Other Fees	—

Total	$168,755

Audit Fees

Audit fees for 2013 and 2012 were incurred for professional services in connection with the audit of our consolidated financial statements and internal control over financial reporting for the years ended December 31, 2013 and 2012, reviews of our interim consolidated financial statements, which were included in each of our quarterly reports on Form 10-Q during the years ended December 31, 2013 and 2012, comfort letters and property acquisition audits.

Audit-Related Fees

There were no fees billed for 2013 or 2012 for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements and that are not reported under “Audit Fees.”

Tax Fees

The tax fees set forth in the table above for 2012 related to tax compliance, tax advice and tax planning services rendered by Deloitte & Touche LLP.

All Other Fees

All other fees set forth in the tables above for 2013 and 2012 represent fees and expenses for products and services that are not “Audit Fees”, “Audit-Related Fees” or “Tax Fees.”

Pre-Approval Procedures

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered certified public accounting firm unless an exception to such pre-approval exists under the Exchange Act or the rules of the SEC. These services may include audit services, audit-related services, tax services and other services. The Audit Committee approved all audit and non-audit services provided to us by our principal accountant during the 2013 and 2012 fiscal years.

REPORT OF THE AUDIT COMMITTEE

The following report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934.

In accordance with its written charter adopted by the board of directors, the audit committee’s role is to assist the board of directors in the oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent auditors and the Company’s internal audit function. The audit committee currently consists of four members, each of whom is “independent” as that term is defined by the governance standards of the NYSE and the rules and regulations of the SEC.

Management is responsible for the Company’s financial reporting process including its system of internal controls, and for the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. It is the audit committee’s responsibility to monitor and review these processes. It is not the audit committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. The audit committee does not consist of the Company’s employees and it may not be, and may not represent itself to be or to serve as, accountants or accountants by profession or experts in the fields of accounting or auditing. Therefore, the audit committee has relied on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the Company’s independent auditors included in their report on our financial statements. The audit committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions with management and with our independent auditors do not assure that our financial statements are presented in accordance with generally accepted accounting principles, that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent auditors are in fact “independent.”

In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements for the year ended December 31, 2013 with management, including a discussion of the quality of the accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effectiveness of our disclosure controls and procedures and internal controls over financial reporting. The audit committee reviewed the financial statements for the year ended December 31, 2013 with our independent auditors and discussed with them all of the matters required to be discussed by Statement of Auditing Standards No. 16 (Communications with Audit Committees), as amended and as adopted by the Public Company Accounting Oversight Board, including their judgments as to the quality, not just the acceptability, of our accounting principles. In addition, the audit committee has received the written disclosures and the letter from our independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the audit committee concerning independence and has discussed with our independent auditors their independence from our management and from us. Upon its review, the audit committee has satisfied itself as to our independent auditors’ independence.

Based on the review and discussions with management and the independent auditors, and subject to the limitations on its role and responsibilities described above, the audit committee recommended to the board of directors, and the board of directors has approved, that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2013. The undersigned members of the audit committee have submitted this report to the Company.

Members of the Audit Committee

LeRoy E Carlson, Chair

Peter J. Merlone

Douglas M. Pasquale

Dennis Polk

COMPENSATION COMMITTEE REPORT

The undersigned members of the compensation committee of the board of directors of Terreno Realty Corporation submit this report in connection with our review of the Compensation Discussion and Analysis section of this proxy statement for the year ended December 31, 2013.

The compensation committee notes that we have oversight responsibilities only. We rely without independent verification on the information provided to us and on the representations made by management. Accordingly, our oversight does not provide an independent basis to determine whether the Compensation Discussion and Analysis section of this proxy statement is accurate and complete. We also note that management has the primary responsibility for the preparation of the Compensation Discussion and Analysis section of this proxy statement.

We, however, have reviewed the Compensation Discussion and Analysis and have discussed it with management; and in reliance on the reviews and discussions referred to above, we recommended to the board of directors that the Compensation Discussion and Analysis section of this proxy statement be included in this proxy statement.

Members of the Compensation Committee

Peter J. Merlone, Chair

LeRoy E. Carlson

Douglas M. Pasquale

Dennis Polk

Risk Considerations in our Compensation Programs

The compensation committee has reviewed our compensation structures and policies as they pertain to risk and has determined that our compensation programs do not create or encourage the taking of risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Interlocks and Insider Participation

No member of the compensation committee during 2013 was an officer, employee or former officer of ours or any of our subsidiaries or had any relationship that would be considered a compensation committee interlock and would require disclosure in this proxy statement pursuant to SEC regulations. None of our executive officers served as a member of a compensation committee or a director of another entity under the circumstances requiring disclosure in this proxy statement pursuant to SEC regulations.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The following discussion is intended to supplement the more detailed information concerning executive compensation that appears in the tables and the accompanying narrative that follows. It is also intended to provide both a review of our compensation policies and programs for 2013 and describe our compensation policies and programs with respect to our executive officers. Our goal is to provide a better understanding of our compensation practices and the decisions made concerning the compensation payable to our executive officers, consisting of the chairman and chief executive officer, the president and the senior vice president and chief financial officer in the “Summary Compensation Table” below. These officers are referred to herein as the “named executive officers.”

The compensation committee of our board of directors designs and administers our executive compensation programs. All principal elements of compensation paid to our executive officers are subject to approval by the compensation committee. The Compensation Committee Report appears on page 24 of this proxy statement.

Objectives

The principal objectives of our executive compensation programs are to:

•	align the interest of our executives and stockholders by motivating executives to increase stockholder value and rewarding executives when stockholder value increases;

•	motivate our executives to manage our business to meet our near, medium, and long-term objectives; and reward them for meeting these objectives and for exceptional performance;

•	assist in attracting and retaining talented and well-qualified executives;

•	be competitive with other industrial real estate investment trusts; and

•	encourage executives to achieve meaningful levels of ownership of our stock.

Management’s and Advisor’s Role in Compensation Decisions

The compensation committee evaluates the performance of our chairman and chief executive officer, Mr. Baird, president, Mr. Coke, and senior vice president and chief financial officer, Mr. Cannon, and determines their compensation based on this evaluation. Mr. Baird and Mr. Coke make recommendations to the compensation committee for equity awards and other compensation to other employees throughout the Company. The compensation committee can accept or reject these recommendations as it sees fit. Under its charter, the compensation committee has the authority to engage independent compensation consultants or other advisors. To date, we have not retained a compensation consultant.

Principal Elements of Compensation and Total Direct Compensation

We have designed our executive compensation programs to include two principal elements—base salary and long-term equity incentives, in the form of stock awards. Both base salary and long-term equity incentives are integrated into our compensation programs and are intended to achieve different objectives. For example, we believe that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can motivate and reward executives. We believe that long-term equity incentives align the interests of our executives and stockholders by motivating executives to increase stockholder value and rewarding executives when stockholder value increases and encourage executives to achieve meaningful levels of ownership of our stock. We do not currently have an annual cash incentive bonus plan for Mr. Baird or Mr. Coke, but Mr. Cannon is eligible to receive an annual cash incentive bonus based upon his individual performance, as further described below.

Base Salaries. In order to attract and retain the most talented executives in our industry, we set the base salaries of executive officers at levels that are competitive with other companies engaged in the industrial real estate industry and of comparable size and scope that compete with us for executive talent. Base salaries are established in part based on the individual experience, skills and expected contributions during the coming year and the executive’s performance during the prior year.

Increases in base salary are left to the discretion of the compensation committee. Effective March 1, 2013, the compensation committee increased the base salaries of each of Mr. Baird and Mr. Coke to $500,000. Following a discussion, and based upon our named executive officers’ accomplishments in 2013, effective March 1, 2014, the compensation committee increased the base salaries of each of Mr. Baird and Mr. Coke to $550,000 and increased Mr. Cannon’s base salary from $220,000 to $250,000.

Annual Cash Incentive Bonus. We do not have, nor are we currently planning to adopt, an annual cash incentive bonus plan for Mr. Baird or Mr. Coke, although we reserve our right to do so in the future. Mr. Cannon is eligible to receive an annual cash incentive bonus primarily based upon individual performance objectives, which for 2013 included effectively executing the role of chief financial officer including raising debt and equity capital in accordance with the Company’s annual business plan and long term strategic goals, overseeing financial reporting, accounting, corporate planning and investor relations.

Long-Term Incentive Plan. In order to directly align the long-term incentive compensation of our executives with the achievement of enhanced value for our stockholders and to provide executives with the potential to earn equity awards subject to the long-term performance of our common stock, in 2010, the compensation committee adopted the Company’s Long-Term Incentive Plan (the “Long-Term Incentive Plan”). Under our Long-Term Incentive Plan, our executives are granted a target award (generally set as a percentage of the executive’s base salary) measured in dollars, that may be payable in shares of our common stock after the conclusion of each pre-established performance measurement period. Generally, performance measurement periods under the Long-Term Incentive Plan run for three calendar years and begin on January 1 of each year. No dividends are paid to our executives related to these awards during the performance measurement periods.

The amount earned under our Long-Term Incentive Plan for any performance measurement period is determined by our success in attaining or exceeding performance goals linked to each of two metrics during the performance measurement period:

•	50% of the determination will be based on our total stockholder return for the performance measurement period, measured at the end of the period compared to the total stockholder return for the same period of the MSCI U.S. REIT Index; and

•	50% of the determination will be based on our total stockholder return for the performance measurement period, measured at the end of the period compared to the total stockholder return for the same period of the FTSE NAREIT Equity Industrial Index.

The two main performance goals were established to focus our named executive officers on generating superior total stockholder return over time. Our compensation committee believes that achievement of the “target” level of performance of the two main performance goals, i.e., exceeding the applicable indices, will require significant effort and substantial progress toward the goals of our strategic plan. If one of the performance goals is achieved at target level, each participating executive will receive an award equal to 50% of his target award attributable to such performance goal. Accordingly, if we achieve the target level for both performance goals, each participating executive will receive an award equal to 100% of his total target award for the performance period. If our performance is below the target level for a performance goal, then no payouts will be made with respect to such goal. To the extent that our performance exceeds either index by at least 100 basis points per year, each participating executive will receive an award equal to 150% of his target award and, if our performance exceeds both indices by at least 100 basis points, each participating executive will receive an award equal to 300% of his total target award. In the event that our total stockholder return is negative for any performance period, even if we have outperformed the applicable indices, any incentive compensation earned for that performance period will be reduced by 50%. Once we have determined the dollar value of the award earned for any performance period, such amount is converted to shares of our common stock based on the average closing price of our common stock for the ten business days immediately preceding the day the shares are issued. Our compensation committee determined, based on the methodology above, that the awards previously granted to Mr. Baird and Mr. Coke, for the performance period from February 16, 2010 (commencement of operations) to December 31, 2011, for the performance period from February 16, 2010 (commencement of operations) to December 31, 2012 and for the performance period from January 1, 2011 to December 31, 2013 were not earned and, therefore, no shares of common stock were issued in connection with such awards.

Effective with the grant of the 2014 awards under the Long-Term Incentive Plan, our board of directors, upon the recommendation of our compensation committee, amended the Long-Term Incentive Plan (the “Amended Long-Term Incentive Plan”). Under the Amended Long-Term Incentive Plan, if total stockholder return for the performance measurement period exceeds the compound, annualized percentage return of one of the applicable indices for such period but the excess is less than 100 basis points per annum, the size of awards earned by participants with respect to such index will be determined by linear interpolation. By way of illustration only, if our total stockholder return is 50 basis points per annum in excess of the applicable index, participants will receive an award equal to 100% of the target award attributable to such index. The Amended Long-Term Incentive Plan also provides that in the event that there is not a sufficient number of shares available under our equity incentive plan to settle awards, the awards will be settled in cash to the extent of such unavailability of shares.

Our compensation committee granted the following target awards to our executives under the Long-Term Incentive Plan in 2012, 2013 and 2014, respectively, for the following performance measurement periods:

	January 1, 2012 – December 31, 2014 Performance Measurement Period	January 1, 2013 – December 31, 2015 Performance Measurement Period	January 1, 2014 – December 31, 2016 Performance Measurement Period
W. Blake Baird	$400,000	$500,000	$550,000
Michael A. Coke	$400,000	$500,000	$550,000
Jaime J. Cannon	$—	$—	$250,000

2010 Equity Incentive Plan. We believe that providing our executives with equity incentives will create longer-term alignment with stockholders and further meet the Company’s objectives of building equity ownership and meaningful value for the Company’s executives. As such, our executives are eligible to receive grants of restricted stock under our 2010 Equity Incentive Plan. At the completion of our initial public offering, each of Mr. Baird and Mr. Coke received a grant of 50,000 shares of restricted stock with an approximate value of $1,000,000, based on the initial public offering price of $20.00 per share. These grants vest ratably in annual installments over a five-year period commencing on the completion of our initial public offering, with the first installment having vested on February 16, 2011, the first anniversary of our initial public offering. The compensation committee determined not to grant restricted stock awards to Mr. Baird or Mr. Coke in 2013 consistent with our long-term performance-based compensation philosophy. On February 19, 2013, Mr. Cannon received a grant of 11,710 restricted shares that vest ratably in annual installments over a five-year period. The grant to Mr. Cannon was made prior to Mr. Cannon’s appointment as chief financial officer.

Other Elements of Compensation

Retirement Benefits. We maintain a 401(k) retirement plan in which all employees are eligible to participate on the same terms. Under the 401(k) retirement plan, we make contributions of up to 3% of the participant’s annual compensation. Our contributions are 100% vested when made and are subject to applicable IRS limits and regulations.

Severance Agreements. In 2010, in connection with the completion of our initial public offering, we entered into severance agreements with Mr. Baird and Mr. Coke, which were amended in February 2014. In February 2014, we entered into a severance agreement with Mr. Cannon. A summary of these severance agreements appears in the section of this proxy statement entitled “Payments Upon Termination of Employment and Change of Control.” These agreements provide for various payments and benefits to the executives if their employment with us is terminated in certain circumstances. The circumstances in which payments may be made and the potential amounts of those payments are described in more detail below. These agreements are intended to ensure the ongoing commitment and continued attention and dedication of these executive officers to their assigned duties and to the best interest of our stockholders in the event of a change in control or other potential termination events.

Other Compensation Practices and Policies

Equity Award Grant Practices. The compensation committee generally makes annual equity awards to the named executive officers under the Long-Term Incentive Plan and to our non-executive employees under the 2010 Equity Incentive Plan at its quarterly meeting in February or March each year. In 2013, awards were made to our named executive officers and non-executive employees at the compensation committee’s regularly scheduled meeting in February. In 2014, awards were made to our named executive officers and our non-executive employees at the compensation committee’s regularly scheduled meeting on February 18, 2014. The grant date of those awards is the date of the meeting, which date is determined without regard to current or anticipated stock price levels or the release of material non-public information and is set during the prior calendar year.

The compensation committee may also make equity grants during the course of the year, primarily for new hires, promotions to retain valued employees, to award exceptional performance or otherwise. Generally, these grants are subject to performance or time vesting, and are issued on the date of compensation committee approval or upon a date certain following the grant approval date, such as the date on which a new hire commences his or her employment with the Company.

Section 162(m). The SEC requires that we comment upon our policy with respect to Section 162(m) of the Code, which limits the deductibility on our tax return of compensation over $1 million to the chief executive officer and certain other highly compensated executive officers unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by our stockholders. While we endeavor to structure our compensation policies to qualify as performance-based under Section 162(m), we believe that, because we intend to maintain our qualification as a REIT under the Code and pay distributions sufficient to minimize federal income taxes, the payment of compensation that does not satisfy the requirements of Section 162(m) will generally not affect our net income. To the extent that compensation does not qualify for a deduction under Section 162(m), a larger portion of stockholder distributions may be subject to federal income taxation as dividend income rather than return of capital. We do not believe that Section 162(m) will materially affect the taxability of stockholder distributions, although no assurance can be given in this regard due to the variety of factors that affect the tax position of each stockholder. For these reasons, the compensation committee’s compensation policy and practices are not directly guided by considerations relating to Section 162(m).

Non-Binding Advisory Vote on Executive Compensation. In determining executive compensation for 2013, the compensation committee also considered the results of the non-binding, advisory vote on the compensation of our named executive officers at our 2013 annual meeting of stockholders. Over 99% of the shares voted on the matter were cast in support of our compensation decisions and policies. The compensation committee considered stockholder support reflected by this result and determined to use the same approach and philosophy in 2013 as we used in 2012 in determining executive compensation.

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or awarded to each of our named executive officers for 2013, 2012 and 2011. For a more thorough discussion of our executive compensation programs, see “Compensation Discussion and Analysis” which begins on page 25 of this proxy statement.

Name and Principal Position	Year	Salary ($)	Bonus ($) (2)	Stock Awards ($)		All Other Compensation ($) (7)	Total ($)
W. Blake Baird,	2013	487,500	—	738,410	(3)	7,650	1,233,560
Chairman and Chief Executive Officer	2012	420,833	—	343,450	(4)	7,500	771,783
	2011	400,000	—	499,050	(5)	7,350	906,400
Michael A. Coke	2013	487,500	—	738,410	(3)	7,650	1,233,560
President	2012	420,833	—	343,450	(4)	7,500	771,783
	2011	400,000	—	499,050	(5)	7,350	906,400
Jaime J. Cannon	2013	216,667	125,000	200,007	(6)	7,650	549,324
Senior Vice President and Chief Financial Officer (1)

(1)	Mr. Cannon was appointed Chief Financial Officer effective May 13, 2013.
(2)	We do not have, nor are we currently planning to adopt, an annual cash incentive bonus plan for Mr. Baird and Mr. Coke although we reserve our right to do so in the future. For Mr. Cannon, the amount reported reflects an annual cash incentive bonus paid to Mr. Cannon in 2014 for performance in 2013. For a further discussion of Mr. Cannon’s annual cash incentive bonus, see “Annual Cash Incentive Bonus” under “Compensation Discussion and Analysis – Principal Elements of Compensation and Total Direct Compensation” in this proxy statement.
(3)	Represents a target award granted by our compensation committee in 2013 under our Long-Term Incentive Plan for the performance period from January 1, 2013 to December 31, 2015. The amount reflects the grant date fair value, computed in accordance with FASB ASC Topic 718, of the award determined based on the probable outcome of the award. Refer to note 2 to our consolidated financial statements in our annual report on Form 10-K for the 2013 fiscal year for a discussion of the relevant assumptions used in calculating the value. The amount reflected was not actually received by the executive in 2013 and does not necessarily represent the amount that will actually be realized by the executive under the Long-Term Incentive Plan award. The amount actually earned under the Long-Term Incentive Plan award, if any, will not be earned until the end of the performance measurement period. The target potential future payout for the performance measurement period is $500,000 and the maximum potential future payout for the performance measurement period for each executive is $1,500,000. Any amount earned by the executive pursuant to the award will be paid in shares of our common stock after the end of the performance period. For a further discussion of the awards under our Long-Term Incentive Plan reflected in the table above, see “Long-Term Incentive Plan” under “Compensation Discussion and Analysis – Principal Elements of Compensation and Total Direct Compensation” in this proxy statement.
(4)	Represents a target award granted by our compensation committee in 2012 under our Long-Term Incentive Plan for the performance period from January 1, 2012 to December 31, 2014. The amount reflects the grant date fair value, computed in accordance with FASB ASC Topic 718, of the award determined based on the probable outcome of the award. Refer to note 2 to our consolidated financial statements in our annual report on Form 10-K for the 2012 fiscal year for a discussion of the relevant assumptions used in calculating the value. The amount reflected was not actually received by the executive in 2012 and does not necessarily represent the amount that will actually be realized by the executive under the Long-Term Incentive Plan award. The amount actually earned under the Long-Term Incentive Plan award, if any, will not be earned until the end of the performance measurement period. The target potential future payout for the performance measurement period is $400,000 and the maximum potential future payout for the performance measurement period for each executive is $1,200,000. Any amount earned by the executive pursuant to the award will be paid in shares of our common stock after the end of the performance period.

(5)	Represents a target award granted by our compensation committee in 2011 under our Long-Term Incentive Plan for the performance period from January 1, 2011 to December 31, 2013. The amount reflects the grant date fair value, computed in accordance with FASB ASC Topic 718, of the award determined based on the probable outcome of the award. Refer to note 2 to our consolidated financial statements in our annual report on Form 10-K for the 2011 fiscal year for a discussion of the relevant assumptions used in calculating the value. The amount reflected was not actually received by the executive in 2011 and does not necessarily represent the amount that will actually be realized by the executive under the Long-Term Incentive Plan award. The amount actually earned under the Long-Term Incentive Plan award, if any, will not be earned until the end of the performance measurement period. The target potential future payout for the performance measurement period is $400,000 and the maximum potential future payout for the performance measurement period for each executive is $1,200,000. Any amount earned by the executive pursuant to the award will be paid in shares of our common stock after the end of the performance period. Our compensation committee determined that the awards previously granted for the performance period from January 1, 2011 to December 31, 2013 were not earned and, therefore, no shares of common stock were issued in connection with such awards.
(6)	Represents an award of 11,710 shares of restricted stock granted to Mr. Cannon on February 19, 2013. For a further description of the award, see the “Grants of Plan Based Awards” table and the “Outstanding Equity Awards at Fiscal Year End” table below. The amount reflects the grant date fair value, computed in accordance with FASB ASC Topic 718, of the award, excluding the effect of estimated forfeitures. This amount reflects the grant date fair value and may not correspond to the actual value that will be recognized by Mr. Cannon. Refer to notes 2 and 8 to our consolidated financial statements in our annual report on Form 10-K for the 2013 fiscal year for a discussion of the relevant assumptions used in calculating the value.
(7)	Represents the amount of our contributions to the executive’s 401(k) plan in 2013, 2012 and 2011.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Future Payouts under Equity Incentive Plan Awards (1)		All Other Stock Awards: Number of Shares of Stock (#)		Grant Date Fair Value of Stock Awards ($)
		Target ($)	Maximum ($)
W. Blake Baird	2/19/2013	$500,000	$1,500,000	—		$738,410	(3)
Michael A. Coke	2/19/2013	$500,000	$1,500,000	—		$738,410	(3)
Jaime J. Cannon	2/19/2013	$—	$—	11,710	(2)	$200,007	(4)

(1)	Amounts presented represent potential future payouts under Long-Term Incentive Plan awards granted by our compensation committee in 2013 for the performance measurement period from January 1, 2013 to December 31, 2015. The size of the actual awards, if any, will depend on our achievement of specified performance metrics during and through the end of the performance period. Actual awards, if earned, are measured in dollars but will be paid out in shares of our common stock in early 2016. For a further discussion of the awards under our Long-Term Incentive Plan reflected in the table above, see footnote 3 to the “Summary Compensation Table” above and “Long-Term Incentive Plan” under “Compensation Discussion and Analysis – Principal Elements of Compensation and Total Direct Compensation” in this proxy statement.
(2)	Represents shares of restricted common stock that were issued on February 19, 2013, which vest ratably in equal installments over a five-year period with the first vesting date having occurred on February 16, 2014.
(3)	Represents the grant date fair value, computed in accordance with FASB ASC Topic 718, based on the probable outcome of the award granted by our compensation committee in 2013 under our Long-Term Incentive Plan for the performance period from January 1, 2013 to December 31, 2015. Refer to note 2 to our consolidated financial statements in our annual report on Form 10-K for the 2013 fiscal year for a discussion of the relevant assumptions used in calculating the value. Refer also to footnote 3 to the “Summary Compensation Table” above.

(4)	The amount reflects the grant date fair value based on a per share grant price of $17.08, the closing price of the Company’s common stock on the grant date, computed in accordance with FASB ASC Topic 718. Refer to notes 2 and 8 to our consolidated financial statements in our annual report on Form 10-K for the 2013 fiscal year for a discussion of the relevant assumptions used in calculating the value.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

Name	Stock Awards
	Number of Shares that Have Not Vested (#)		Market Value of Shares that Have Not Vested ($) (6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value Of Unearned Shares or Other Rights That Have Not Vested ($)
W. Blake Baird	20,000	(1)	354,000
				—	(7)	—	(7)
				22,599	(8)	400,000	(9)
				28,249	(10)	500,000	(9)
Michael A. Coke	20,000	(1)	354,000
				—	(7)	—	(7)
				22,599	(8)	400,000	(9)
				28,249	(10)	500,000	(9)
Jaime J. Cannon	2,036	(2)	36,037	—		—
	4,209	(3)	74,500	—		—
	9,296	(4)	164,539	—		—
	11,710	(5)	207,267	—		—

(1)	Represents unvested shares of restricted common stock that were issued to Mr. Baird and Mr. Coke, respectively, upon completion of our initial public offering on February 16, 2010. On such date, Mr. Baird and Mr. Coke were each granted 50,000 shares of restricted common stock, which vest ratably in annual installments over a five-year period with the first vesting date having occurred on February 16, 2011.
(2)	Represents shares of unvested restricted common stock that were issued on March 19, 2010, which vest ratably in equal installments over a five-year period with the first vesting date having occurred on March 19, 2011.
(3)	Represents shares of unvested restricted common stock that were issued on February 17, 2011, which vest ratably in equal installments over a five-year period with the first vesting date having occurred on February 16, 2012.
(4)	Represents shares of unvested restricted common stock that were issued on February 22, 2012, which vest ratably in equal installments over a five-year period with the first vesting date having occurred on February 16, 2013.
(5)	Represents shares of unvested restricted common stock that were issued on February 19, 2013, which vest ratably in equal installments over a five-year period with the first vesting date having occurred on February 16, 2014.
(6)	The dollar amounts indicated under the “Market Value of Shares That Have Not Vested” column represent the fair value of the unvested shares of restricted common stock, calculated based on the closing price per share of our common stock on the last trading day of 2013 of $17.70.
(7)	Subsequent to December 31, 2013, the compensation committee determined that the executives did not earn any shares under the Long-Term Incentive Plan for the performance measurement period ending on December 31, 2013. Therefore, no amounts are reflected in the table with respect to such award.
(8)

Represents the number of shares that would be paid to the executive under our Long-Term Incentive Plan for the performance measurement period ending on December 31, 2014, assuming the target performance measurements have been met at the end of such performance measurement period. The size of the actual award, if any, will depend on our achievement of specified performance metrics during and through the end of such performance period. Actual awards, if earned, are measured in dollars but will be paid out in shares of our common stock in early 2015. For purposes of this table, the estimated dollar amount of the target award has been converted to a number of shares of common stock based on the fair market value of our common stock on the last trading day of 2013. No actual shares have been issued to date pursuant to this award. For a further discussion of the awards under our Long-Term Incentive Plan reflected in the table above, see “Long-Term Incentive Plan” under “Compensation Discussion and Analysis – Principal Elements of Compensation and Total Direct Compensation” in this proxy statement.
(9)	The dollar amount indicated is the estimated dollar value of the applicable target Long-Term Incentive Plan award described in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column and the related footnotes. No actual shares have been issued to date pursuant to such awards.
(10)	Represents the number of shares that would be paid to the executive under our Long-Term Incentive Plan for the performance measurement period ending on December 31, 2015, assuming the target performance measurements have been met at the end of such performance measurement period. The size of the actual award, if any, will depend on our achievement of specified performance metrics during and through the end of such performance period. Actual awards, if earned, are measured in dollars but will be paid out in shares of our common stock in early 2016. For purposes of this table, the estimated dollar amount of the target award has been converted to a number of shares of common stock based on the fair market value of our common stock on the last trading day of 2013. No actual shares have been issued to date pursuant to this award.

STOCK VESTED TABLE

The following table sets forth the number of shares of common stock that vested and the aggregate dollar value realized as a result of the vesting of restricted stock during fiscal 2013 with respect to our named executive officers:

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)
W. Blake Baird	10,000	$174,100
Michael A. Coke	10,000	$174,100
Jaime J. Cannon	4,745	$82,672

(1)	The value realized upon vesting was determined by multiplying the number of shares that vested by the price per share of our common stock at the time of vesting.

PAYMENTS UPON TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL

Severance agreements that we have entered into with our named executive officers require us to make certain payments and provide certain benefits to them in the event of a termination of their employment under certain circumstances, including following a change of control of our company. This section provides a discussion of those payments and benefits, along with certain other terms of those agreements.

Severance Agreements. We entered into severance agreements with Mr. Baird and Mr. Coke upon the completion of our initial public offering in 2010. Under these agreements, each of these executives will be entitled to receive benefits under the agreements if (1) we terminate the executive’s employment without cause, or (2) the executive resigns with good reason. Under these scenarios, pursuant to the terms of the severance agreements in effect as of December 31, 2013, each of the executives would have been entitled to receive, subject to the executive’s execution of a general release of claims, a cash severance payment equal to one times the executive’s then-current annual base salary plus the dollar value of his most recent target award under the Long-Term Incentive Plan. In addition, all time-based restricted stock held by the named executive officer would have fully vested and the executive would have been eligible to continue to participate, subject to his copayment of premium amounts at the active employees’ rate, in the Company’s group health, dental and vision programs for a period of 18 months following termination. If such termination of employment had occurred within 12 months following a change in control of the Company, the cash severance payment would have been equal to two times the sum of the executive’s then-current annual base salary plus the dollar value of his most recent target award under the Long-Term Incentive Plan. No payments will be made to compensate any executive officer for additional taxes, if any, imposed under Section 4999 of the Code for receipt of excess parachute payments.

In addition, under the terms of their severance agreements in effect as of December 31, 2013, in the event either Mr. Baird or Mr. Coke’s employment had been terminated on account of his death or disability, all of his time-based restricted stock would have fully vested and he would have been entitled to receive (or his estate in the case of death) a cash payment equal to his most recent target award under the Long-Term Incentive Plan, subject to the executive’s execution of a general release of claims in the case of disability.

In addition, under the scenarios above, Mr. Baird and Mr. Coke would be entitled to receive any earned but unpaid base salary and any earned but unpaid incentive compensation. The severance agreements provide that during the term of each executive’s employment and for 12 months after the termination of their employment for any reason, each executive has agreed not to solicit our employees to leave their employment with us or to solicit any customer or supplier to terminate or otherwise modify adversely its business relationship with us.

The severance agreements with Mr. Baird and Mr. Coke were amended effective February 18, 2014 to provide that, in the event that we terminate the executive’s employment without cause or the executive resigns for good reason, the cash severance payment that the executive will be entitled to receive is equal to the sum of (i) the executive’s then-current annual base salary and (ii) the amount of the target value for each of his outstanding awards under the Long-Term Incentive Plan with a performance measurement period that has not ended as of the executive’s date of termination. If such termination occurs within 12 months following a change in control of the Company, the cash severance payment that the executive will be entitled to receive is equal to two times the sum of (i) the executive’s then-current annual base salary and (ii) the greater of the target value or the calculated value as of the date upon which a change in control (as defined in the amended severance agreements) occurred for each of his outstanding awards under the Long-Term Incentive Plan with a performance measurement period that had not ended as of the change in control, with the change in control date being deemed the last day of the performance measurement period. In the case of such a change in control, the calculated value of each such outstanding award under the Long-Term Incentive Plan will be determined, if applicable, using a closing stock price (as defined under the Long-Term Incentive Plan) that is equal to the fair market value, as determined by the Compensation Committee of the Board of Directors, of the total consideration paid or payable in the transaction resulting in the change in control for one share of our common stock. In addition, under the terms of the amended severance agreements with Mr. Baird and Mr. Coke, if the executive’s employment is terminated on account of his death or disability, the cash severance payment he is entitled to receive is equal to the sum of the target value of each of his outstanding awards under the Company’s Long-Term Incentive Plan with a performance measurement period that has not ended as of the executive’s date of termination. The other terms of the severance agreements with Mr. Baird and Mr. Coke, including the full vesting of all time-based restricted stock awards in connection with the termination of each executive’s employment under the circumstances described above, remain unchanged.

Effective February 18, 2014, we entered into a severance agreement with Mr. Cannon that provides that, in the event that we terminate the executive’s employment without cause or the executive resigns for good reason, the cash severance payment that the executive will be entitled to receive is equal to the sum of (i) the executive’s then-current annual base salary and (ii) the amount of the target value for each of his outstanding awards under the Long-Term Incentive Plan with a performance measurement period that has not ended as of the executive’s date of termination. If such termination occurs within 12 months following a change in control of the Company, the cash severance payment that the executive will be entitled to receive is equal to the sum of (i) the executive’s then-current annual base salary and (ii) the greater of the target value or the calculated value as of the date upon which a change in control (as defined in the severance agreement) occurred for each of his outstanding awards under the Long-Term Incentive Plan with a performance measurement period that had not ended as of the change in control, with the change in control date being deemed the last day of the performance measurement period. In the case of such a change in control, the calculated value of each such outstanding award under the Long-Term Incentive Plan will be determined, if applicable, using a closing stock price (as defined under the Long-Term Incentive Plan) that is equal to the fair market value, as determined by the Compensation Committee of the Board of Directors, of the total consideration paid or payable in the transaction resulting in the change in control for one share of our common stock. In addition, under the terms of the severance agreement with Mr. Cannon, if the executive’s employment is terminated on account of his death or disability, the cash severance payment he is entitled to receive is equal to the sum of the target value of each of his outstanding awards under the Long-Term Incentive Plan with a performance measurement period that has not ended as of the executive’s date of termination.

In addition, under the terms of the severance agreement with Mr. Cannon, in the event that his employment had been terminated under the scenarios above, all of his time-based restricted stock would have fully vested. No payments will be made to compensate Mr. Cannon for additional taxes, if any, imposed under Section 4999 of the Code for receipt of excess parachute payments.

In addition, under the scenarios above, Mr. Cannon would be entitled to receive any earned but unpaid base salary and any earned but unpaid incentive compensation. The severance agreement with Mr. Cannon provides that during the term of his employment and for 12 months after the termination of their employment for any reason, he has agreed not to solicit our employees to leave their employment with us or to solicit any customer or supplier to terminate or otherwise modify adversely its business relationship with us.

The following chart sets forth the cost that we would have incurred if one of the executives were terminated as of December 31, 2013 under the terms of the severance agreements in effect as of such date, assuming a stock price of $17.70, the closing market price of our common stock on the NYSE on December 31, 2013.

Cost of Termination Under Severance Agreements

As of December 31, 2013

Name	Cash Severance ($)		Continued Medical Benefits ($)	Accelerated Vesting of Restricted Stock ($) (7)	Total Payments ($)
W. Blake Baird
Termination upon Death or Disability (1)	500,000	(5)	—	354,000	854,000
Termination by Company Without Cause or by Executive with Good Reason (2)(3)	1,000,000	(6)	15,480	354,000	1,369,480
Termination by Company Without Cause or by Executive with Good Reason within 12 months following a Change in Control (4)	2,000,000	(4)	15,480	354,000	2,369,480

Michael A. Coke
Termination upon Death or Disability (1)	500,000	(5)	—	354,000	854,000
Termination by Company Without Cause or by Executive with Good Reason (2)(3)	1,000,000	(6)	15,480	354,000	1,369,480
Termination by Company Without Cause or by Executive with Good Reason within 12 months following a Change in Control (4)	2,000,000	(4)	15,480	354,000	2,369,480

Jaime J. Cannon
Termination upon Death or Disability	—		—	—	—
Termination by Company Without Cause or by Executive with Good Reason	—		—	—	—
Termination by Company Without Cause or by Executive with Good Reason following a Change in Control	—		—	—	—

(1)	Under our severance agreements with Mr. Baird and Mr. Coke, we may terminate the executive’s employment in the event that the executive is disabled and unable to perform the essential functions of his employment with or without reasonable accommodation for a period of 180 days (which need not be consecutive) in any 12-month period.
(2)	Under our severance agreements with Mr. Baird and Mr. Coke, we may terminate the executive’s employment at any time without cause. Cause means: (i) conduct by the executive constituting a material act of misconduct in connection with the performance of his duties, including, without limitation, misappropriation of funds or property of the Company or any of our subsidiaries or affiliates other than the occasional customary de minimis use of Company property for personal purposes; (ii) the commission by the executive of any felony or a misdemeanor involving moral turpitude, deceit, dishonesty or fraud, or any conduct by the executive that would reasonably be expected to result in material injury or reputational harm to us if he were retained in his position; (iii) continued non-performance by the executive of his duties (other than by reason of the executive’s physical or mental illness, incapacity or disability) which has continued for more than 30 days following written notice of such non-performance from our board of directors; (iv) a breach by the executive of any of his confidentiality or non-solicitation obligations under his severance agreement; (v) a material violation by the executive of our written employment policies, or (vi) failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company to cooperate, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation or the inducement of others to fail to cooperate or to produce documents or other materials in connection with such investigation.
(3)

Under our severance agreements with Mr. Baird and Mr. Coke, the executive may terminate his employment with good reason. Good reason means that the executive has complied with the good reason process following the occurrence of any of the following events: (i) a material diminution in the executive’s responsibilities, authority or duties; (ii) a material diminution in the executive’s base salary except for across-the-board salary reductions based on our financial performance similarly affecting all or substantially all senior management employees of the Company; (iii) a material change in the geographic location at which the executive provides services to the Company; or (iv) our material breach of the severance agreement. Good reason process means that (i) the executive reasonably determines in good faith that a good reason condition has occurred; (ii) the executive notifies us in writing of the first occurrence of the good reason condition within 60 days of the first occurrence of such condition; (iii) the executive cooperates in good faith with our efforts, for a cure period not less than 30 days following such notice, to remedy the condition; (iv) notwithstanding such efforts, the good reason condition continues to exist; and (v) the executive terminates his employment within 60 days after the end of the cure period. If we cure the good reason condition during the cure period, good reason will not be deemed to have occurred.
(4)	Under our severance agreements with Mr. Baird and Mr. Coke, if we terminated the executive’s employment without cause or the executive terminated his employment with us with good reason as described in footnotes 2 and 3 above and such termination occurred within 12 months after a change in control, the cash severance amount would have been equal to two times the sum of the executive’s then-current annual base salary plus the dollar value of his most recent target award under our Long-Term Incentive Plan.
(5)	Under our severance agreements with Mr. Baird and Mr. Coke, if the executive’s employment was terminated upon his death or disability as described in footnote 1, the executive, or his estate, as the case may be, would have been entitled to receive the dollar value of his most recent target award under our Long-Term Incentive Plan.
(6)	Under our severance agreements with Mr. Baird and Mr. Coke, if we terminated the executive’s employment without cause or the executive terminated his employment with us with good reason as described in footnotes 2 and 3 above, the executive would have been entitled to receive a cash severance payment equal to one times the executive’s then-current annual base salary plus the dollar value of his most recent target award under our Long-Term Incentive Plan.
(7)	Represents the value of the acceleration of the executive’s unvested shares of restricted stock owned by the executive as of December 31, 2013, calculated by multiplying the number of shares by $17.70, the closing market price of our common stock on the NYSE on December 31, 2013.

DIRECTOR COMPENSATION

Our board of directors has approved a compensation program for our independent directors in the form of cash and equity awards.

We pay the following fees to our independent directors, which are payable quarterly in cash:

•	our lead director will be paid an annual fee of $15,000;

•	the chair of the audit committee will be paid an annual fee of $12,000;

•	the chair of the compensation committee will be paid an annual fee of $10,000; and

•	the chair of the nominating and corporate governance committee will be paid an annual fee of $10,000.

We also pay independent directors cash fees of $1,500 for each board meeting attended, $1,000 for each committee meeting attended, and $500 for each telephonic meeting attended. In addition, we reimburse our directors for reasonable out-of-pocket expenses incurred in connection with performance of their duties as directors, including, without limitation, travel expenses in connection with their attendance at board and committee meetings. We also reimburse our directors for approved director education programs. Our directors do not receive any perquisites or above-market nonqualified deferred compensation plan earnings.

In connection with each annual meeting of stockholders commencing in 2011, each of our independent directors receives approximately $75,000 in the form of unrestricted common stock.

The following table summarizes the compensation of our non-employee directors in 2013. Mr. Baird and Mr. Coke receive no compensation for their service as directors, and the compensation received by Mr. Baird and Mr. Coke as employees during 2013 is presented in the “Summary Compensation Table” above.

Name	Fees Earned or Paid in Cash ($)	Stock Awards($) (1)(2)	Total($)
LeRoy E. Carlson	25,500	75,017	100,517
Peter J. Merlone	23,500	75,017	98,517
Douglas M. Pasquale	28,500	75,017	103,517
Dennis Polk	23,500	75,017	98,517

(1)	Amounts reflect the grant date fair value of the unrestricted stock awards granted to our non-employee directors in 2013 computed in accordance with FASB ASC Topic 718.
(2)	None of our non-employee directors held unvested equity awards as of December 31, 2013.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2013 regarding our 2010 Plan.

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted Average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders:	—	(1)(2)	N/A	122,126
Equity compensation plans not approved by security holders:	N/A		N/A	N/A

Total		(1)(2)	N/A	122,126

(1)	The 2010 Plan does not provide for options, warrants or rights.
(2)	Does not include 156,568 shares of unvested restricted stock as of December 31, 2013, as they have been reflected in our total shares outstanding.

SHARE OWNERSHIP INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who own more than ten percent of our outstanding common stock to file with the SEC, initial reports of ownership and reports of changes in ownership of common stock. Such persons are required by SEC regulations to furnish us with copies of all such reports they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports are required, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent beneficial owners were complied with on a timely basis during the year ended December 31, 2013.

CERTAIN TRANSACTIONS

Related Person Transaction Approval Policy

All related person transactions must be reviewed and approved by our board of directors in advance of our or any of our subsidiaries entering into the transaction. If we or any of our subsidiaries enters into a transaction without recognizing that the transaction constitutes a related person transaction, this approval requirement will be satisfied if the transaction is ratified by our board of directors after we recognize that the transaction constituted a related person transaction. The term “related person transaction” refers to a transaction required to be disclosed by the Company pursuant to Item 404 of Regulation S-K (or any successor provision) promulgated by the SEC. There were no such related person transactions in 2013.

In addition to any applicable requirements under the Maryland General Corporation Law, the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum, is required to authorize, approve or ratify any transaction, agreement or relationship of the Company in which any director, officer or employee of the Company has an interest.

SECURITY OWNERSHIP

The table below sets forth, as of March 1, 2014, the number of shares of our common stock which were owned beneficially by:

•	each person who is known by us to beneficially own more than 5% of our common stock;

•	each director and nominee for director;

•	each named executive officer; and

•	all of our directors and executive officers as a group.

Unless otherwise indicated, the address of each of the individuals listed in the table is c/o Terreno Realty Corporation, 101 Montgomery Street, Suite 200, San Francisco, CA 94104.

The number of shares beneficially owned by each individual or group is based upon information in documents filed by such person with the SEC. Percentage ownership in the following table is based on 25,030,727 shares of common stock outstanding as of the close of business on March 1, 2014. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or dispositive power with respect to the securities.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Outstanding Shares Beneficially Owned (2)
W. Blake Baird (3)	436,807	1.7%
Michael A. Coke (4)	184,000	0.7%
Jaime J. Cannon (5)	48,472	0.2%
Peter J. Merlone	75,250	0.3%
Douglas M. Pasquale	68,500	0.3%
Leroy E. Carlson	33,870	0.1%
Dennis Polk	27,370	0.1%
All directors and executive officers as a group (7 persons)	874,269	3.5%

FMR LLC (6)	3,523,905	14.1%
T. Rowe Price Associates, Inc. (7)	3,469,117	13.9%
Columbia Wanger Asset Management, LLC (8)	2,036,931	8.1%
Nuveen Asset Management, LLC (9)	1,536,791	6.1%
BlackRock, Inc. (10)	1,377,319	5.5%

(1)	Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. A person is deemed to be the beneficial owner of any shares of common stock if that person has or shares voting power or investment power with respect to those shares, or has the right to acquire beneficial ownership at any time within 60 days of the date of the table. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares.
(2)	Based on a total of 25,030,727 shares of common stock outstanding as of March 1, 2014.
(3)	Includes 10,000 shares of restricted common stock granted to Mr. Baird at the completion of our initial public offering on February 16, 2010. On such date, Mr. Baird was granted 50,000 shares of restricted common stock, which vest ratably in annual installments over a five-year period commencing on the date of grant, with the first vesting having occurred on February 16, 2011.
(4)	Includes 10,000 shares of restricted common stock granted to Mr. Coke at the completion of our initial public offering on February 16, 2010. On such date, Mr. Coke was granted 50,000 shares of restricted common stock, which vest ratably in annual installments over a five-year period commencing on the date of grant, with the first vesting having occurred on February 16, 2011.

(5)	Includes 33,152 shares of restricted common stock granted to Mr. Cannon that are subject to vesting.
(6)	Based solely on information contained in a Schedule 13G/A filed by FMR LLC with the SEC on February 14, 2014. The address of FMR LLC is 245 Summer Street, Boston, MA 02210. The Schedule 13G/A states that each of FMR LLC and Edward C. Johnson 3d has sole voting power with respect to 130,286 shares and that each has sole dispositive power over all of such shares. The Schedule 13G/A also states that FMR LLC is a parent holding company and that Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC and an investment advisor, beneficially owns 3,038,118 of such shares. The percentage beneficial ownership has been adjusted to reflect our actual shares of common stock outstanding as of the close of business on March 1, 2014.
(7)	Based solely on information contained in a Schedule 13G/A filed by T. Rowe Price Associates, Inc., T. Rowe Price Small-Cap Value Fund, Inc., and T. Rowe Price Real Estate Fund, Inc. with the SEC on February 10, 2014. The address of T. Rowe Price Associates, Inc., T. Rowe Price Small-Cap Value Fund, Inc. and T. Rowe Price Real Estate Fund, Inc. is 100 E. Pratt Street, Baltimore, MD 21202. The Schedule 13G/A states that T. Rowe Price Associates, Inc. has sole voting power with respect to 332,270 of such shares and sole dispositive power with respect to all of such shares, that T. Rowe Price Small-Cap Value Fund, Inc. has sole voting power with respect to 1,460,000 of such shares and no sole or shared dispositive power with respect to any of such shares and that T. Rowe Price Real Estate Fund, Inc. has sole voting power with respect to 1,130,500 of such shares and no sole or shared dispositive power with respect to any of such shares. The percentage beneficial ownership has been adjusted to reflect our actual shares of common stock outstanding as of the close of business on March 1, 2014.
(8)	Based solely on information contained in a Schedule 13G filed by Columbia Wanger Asset Management, LLC and Columbia Acorn Fund with the SEC on February 6, 2014. The address of Columbia Wanger Asset Management, LLC and Columbia Acorn Fund is 227 West Monroe Street, Suite 3000, Chicago, IL 60606. The Schedule 13G states that Columbia Wanger Asset Management, LLC has sole voting power and sole dispositive power with respect to all of such shares and that Columbia Acorn Fund has sole voting power with respect to 2,020,931 of such shares and sole dispositive power with respect to 2,020,931 of such shares. Columbia Wanger Asset Management, LLC does not directly own any shares of common stock of the Company, but is the investment adviser of Columbia Acorn Fund and various other investment companies and managed accounts, and as such may be deemed to beneficially own the shares reported in the Schedule 13G by Columbia Acorn Fund. Columbia Wanger Asset Management, LLC disclaims beneficial ownership of any of the shares reported in the Schedule 13G. The percentage beneficial ownership has been adjusted to reflect actual shares of common stock outstanding as of the close of business on March 1, 2014.
(9)	Based solely on information contained in a Schedule 13G/A filed by Nuveen Asset Management, LLC with the SEC on February 12, 2014. The address of Nuveen Asset Management, LLC is 333 W. Wacker Drive, Chicago, IL 60606. The percentage beneficial ownership has been adjusted to reflect our actual shares of common stock outstanding as of the close of business on March 1, 2014.
(10)	Based solely on information contained in a Schedule 13G filed by BlackRock, Inc. with the SEC on January 30, 2014. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022. The Schedule 13G states that BlackRock, Inc. has sole voting power with respect to 1,326,251 of such shares and sole dispositive power with respect to all of such shares. The Schedule 13G states that BlackRock, Inc. is a parent holding company for certain subsidiaries which acquired such shares. The percentage beneficial ownership has been adjusted to reflect actual shares of common stock outstanding as of the close of business on March 1, 2014.

STOCKHOLDER PROPOSALS

Our bylaws currently provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at such meeting, written notice accompanied by the information and other materials specified in our bylaws generally must be delivered to our corporate secretary not later than the close of business on the 120th day, and not earlier than the 150th day, prior to the first anniversary of the date of the notice for the preceding year’s annual meeting. Accordingly, a stockholder nomination or proposal intended to be considered at the 2015 annual meeting of stockholders, but not included in our proxy statement, generally must be received by our corporate secretary after October 20, 2014 and prior to 5:00 p.m., Eastern Time, the close of business, on November 19, 2014. If the 2015 annual meeting of stockholders is scheduled to take place before April 9, 2015 or after June 8, 2015, then notice must be delivered no earlier than the 150th day prior to the 2015 annual meeting of stockholders and not later than the close of business on the later of the 120th day prior to the 2015 annual meeting of stockholders or the tenth day following the day on which public announcement of the date of the 2015 annual meeting of stockholders is first made by the Company. If the number of directors to be elected at the 2015 annual meeting of stockholders is increased, and there is no public announcement of such increase before November 9, 2014, then notice of nominees for any new positions created by such increase must be delivered not later than 5:00 p.m., Eastern Time, the close of business, on the later of November 19, 2014 and the tenth day after the day on which public announcement of such increase is first made by the Company.

The date by which we must receive stockholder proposals for inclusion in the proxy materials relating to the 2015 annual meeting of stockholders, or for presentation at such meeting, is November 19, 2014. Stockholder proposals must comply with all of the applicable requirements set forth in the rules and regulations of the SEC, including Rule 14a-8. Our board of directors will review any stockholder proposals that are timely submitted and will determine whether such proposals meet the criteria for inclusion in the proxy solicitation materials or for consideration at the 2015 annual meeting.

Stockholder proposals or nominations should be mailed to the attention of our corporate secretary, and copies of the advance notification requirements may be obtained from, our corporate secretary at 101 Montgomery Street, Suite 200, San Francisco, CA 94104. A copy of our bylaws may be obtained from our corporate secretary by written request to the same address.

2013 ANNUAL REPORT

Copies of our 2013 Annual Report, financial statements and Form 10-K for the year ended December 31, 2013, as filed with the SEC, may be obtained without charge by contacting Terreno Realty Corporation – Investor Relations, 101 Montgomery Street, Suite 200, San Francisco, CA 94104.

OTHER MATTERS

Our board of directors knows of no other matters that may properly be presented for stockholder action at the 2014 annual meeting of stockholders, other than procedural matters relating to the proposals disclosed in this proxy statement. If any other matters are properly presented at the meeting for action, the persons named in the proxies will vote upon such matters in accordance with their discretion.

Appendix A

TERRENO REALTY CORPORATION

AMENDED AND RESTATED 2010 EQUITY INCENTIVE PLAN

SECTION 1.	GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Terreno Realty Corporation Amended and Restated 2010 Equity Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including Consultants) of Terreno Realty Corporation (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Restricted Stock Awards, Unrestricted Stock Awards and Performance Share Awards.

“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Consultant” means any natural person that provides bona fide services to the Company, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Corporate Transaction” means (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, or (ii) a merger, reorganization, consolidation or other transaction (including, without limitation, a merger or reorganization in which the Company is the surviving entity) pursuant to which the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction.

“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 16.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the New York Stock Exchange or another national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Performance-Based Award” means any Restricted Stock Award or Performance Share Award granted to a Covered Employee that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code and the regulations promulgated thereunder.

“Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals are limited to the following: total shareholder return, earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Stock, funds from operations or similar measure, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, earnings (loss) per share of Stock, volume and performance of capital deployment, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award or Performance Share Award. Each such period shall not be less than 12 months.

“Performance Goals” means, for a Performance Cycle, the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.

“Performance Share Award” means an Award entitling the recipient to acquire shares of Stock upon the attainment of specified Performance Goals.

“Restricted Stock Award” means an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Corporate Transaction.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Common Stock, par value $0.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION 2.	ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a)    Administration of Plan. The Plan shall be administered by the Administrator, provided that the amount, timing and terms of the grants of Awards to Non-Employee Directors shall be determined by the compensation committee or similar committee comprised solely of Non-Employee Directors.

(b)    Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)    to select the individuals to whom Awards may from time to time be granted;

(ii)    to determine the time or times of grant, and the extent, if any, of Restricted Stock Awards, Unrestricted Stock Awards and Performance Share Awards, or any combination of the foregoing, granted to any one or more grantees;

(iii)    to determine the number of shares of Stock to be covered by any Award;

(iv)    to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

(v)    to accelerate at any time the vesting of all or any portion of any Award; and

(vi)    at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c)    Award Certificate. Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(d)    Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(e)    Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

SECTION 3.	STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a)    Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be increased from 455,000 shares to 1,705,000 shares, subject to adjustment as provided in this Section 3. For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled or otherwise terminated shall be added back to the shares of Stock available for issuance under the Plan. Notwithstanding the foregoing, shares tendered or held back upon settlement of an Award to cover the tax withholding shall not be added to the shares authorized for grant under the Plan. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b)    Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (iv) the maximum number of shares provided in Section 8(d). The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(c)    Mergers and Other Transactions. Except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award Certificate, in the case of and subject to the consummation of a Corporate Transaction, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Corporate Transaction in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares as such parties shall agree (after taking into account any acceleration hereunder or pursuant to any Award Certificate).

(d)    Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4.	ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and key persons (including Consultants) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.	RESTRICTED STOCK AWARDS

(a)    Nature of Restricted Stock Awards. The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b)    Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the Restricted Stock Award Certificate. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 5(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 5(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c)    Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 13 below, in writing after the Award is issued, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d)    Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Notwithstanding the foregoing, in the event that any such Restricted Stock granted to employees shall have a performance-based goal, the restriction period with respect to such shares shall not be less than one year, and in the event any such Restricted Stock granted to employees shall have a time-based restriction, the total restriction period with respect to such shares shall not be less than three years; provided, however, that Restricted Stock with a time-based restriction may become vested incrementally over such three-year period. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 13 below, in writing after the Award is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 5(c) above.

SECTION 6.	UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock. The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 7.	PERFORMANCE SHARE AWARDS

(a)    Nature of Performance Share Awards. The Administrator may, in its sole discretion, grant Performance Share Awards independent of, or in connection with, the granting of any other Award under the Plan. The Administrator shall determine whether and to whom Performance Share Awards shall be granted, the Performance Goals, the periods during which performance is to be measured, which may not be less than one year except in the case of a Corporate Transaction, and such other limitations and conditions as the Administrator shall determine.

(b)    Rights as a Stockholder. A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares of Stock actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award Certificate (or in a performance plan adopted by the Administrator).

(c)    Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 13 below, in writing after the Award is issued, a grantee’s rights in all Performance Share Awards shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 8.	PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

(a)    Performance-Based Awards. Any employee providing services to the Company and who is selected by the Administrator may be granted one or more Performance-Based Awards in the form of a Restricted Stock Award or Performance Share Awards payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Administrator, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Cycle in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions provided however, that the Administrator may not exercise such discretion in a manner that would increase the Performance-Based Award granted to a Covered Employee. Each Performance-Based Award shall comply with the provisions set forth below.

(b)    Grant of Performance-Based Awards. With respect to each Performance-Based Award granted to a Covered Employee, the Administrator shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.

(c)    Payment of Performance-Based Awards. Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle. The Administrator shall then determine the actual size of each Covered Employee’s Performance-Based Award, and, in doing so, may reduce or eliminate the amount of the Performance-Based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

(d)    Maximum Award Payable. The maximum Performance-Based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 500,000 shares of Stock (subject to adjustment as provided in Section 3(b) hereof).

SECTION 9.	TRANSFERABILITY OF AWARDS

(a)    Transferability. No Awards other than Unrestricted Stock Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards other than Unrestricted Stock Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b)    Administrator Action. Notwithstanding Section 9(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Awards to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.

(c)    Family Member. For purposes of Section 9(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d)    Designation of Beneficiary. To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 10.	TAX WITHHOLDING

(a)    Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b)    Payment in Stock. Subject to approval by the Administrator, a grantee may elect to have the Company’s minimum required tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. The Administrator may also require Awards to be subject to mandatory share withholding up to the required withholding amount. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the grantees.

SECTION 11.	SECTION 409A AWARDS

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 12.	TERMINATION OF EMPLOYMENT, TRANSFER, LEAVE OF ABSENCE, ETC.

(a)    Termination of Employment. If the grantee’s employer ceases to be a Subsidiary, the grantee shall be deemed to have terminated employment for purposes of the Plan.

(b)    For purposes of the Plan, the following events shall not be deemed a termination of employment:

(i)    a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(ii)    an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 13.	AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 13 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(b) or 3(c).

SECTION 14.	STATUS OF PLAN

With respect to any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 15.	GENERAL PROVISIONS

(a)    No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b)    Delivery of Stock Certificates. Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the grant of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c)    Stockholder Rights. Until Stock is deemed delivered in accordance with Section 15(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding any other action by the grantee with respect to an Award.

(d)    Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e)    Trading Policy Restrictions. Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(f)    Forfeiture of Awards under Sarbanes-Oxley Act. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

SECTION 16.	EFFECTIVE DATE OF PLAN

This Plan shall become effective upon stockholder approval in accordance with applicable state law, the Company’s bylaws and articles of incorporation, and applicable stock exchange rules or pursuant to written consent.

SECTION 17.	GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Maryland, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS: February 18, 2014

DATE APPROVED BY STOCKHOLDERS:

T TERRENO

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors unanimously recommends a vote FOR all of the nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4.

1. Election of six directors, each to serve until the next annual meeting of stockholders and until his successor has been duly elected and qualifies:

01 - W. Blake Baird

02 - Michael A. Coke

03 - LeRoy E. Carlson

04 - Peter J. Merlone

05 - Douglas M. Pasquale

06 - Dennis Polk

+

Mark here to vote FOR all nominees

Mark here to WITHHOLD vote from all nominees

For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.

01

02

03

04

05

06

2. Adoption of a resolution to approve, on a non-binding, advisory basis, the compensation of certain executives, as more fully described in the proxy statement.

For

Against

Abstain

4. Ratification of the appointment of Ernst & Young LLP as our independent registered certified public accounting firm for the 2014 fiscal year.

For

Against

Abstain

3. Approval of an amendment and restatement of the Terreno Realty Corporation 2010 Equity Incentive Plan.

5. The proxies are also authorized to vote in their discretion upon such other business as may properly come before the annual meeting, including any adjournments or postponements of the meeting.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

1UPX

1869452

+

01SYLA

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The proxy statement and the 2013 annual report are available at:

www.edocumentview.com/TRNO

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Terreno Realty Corporation

Notice of 2014 Annual Meeting of Stockholders

Proxy Solicited by the Board of Directors of Terreno Realty Corporation for the 2014 Annual Meeting of Stockholders to be Held on May 9, 2014

The undersigned stockholder of Terreno Realty Corporation, a Maryland corporation, signing on the reverse side of this proxy card, hereby appoints W. Blake Baird and Michael A. Coke, and each of them, as proxies of the undersigned, with full power of substitution in each of them, to attend the 2014 Annual Meeting of Stockholders to be held at the corporate headquarters of Terreno Realty Corporation, 101 Montgomery Street, Suite 200, San Francisco, CA 94104 on Friday, May 9, 2014 at 8:00 a.m., local time, and at any adjournments or postponements of the meeting, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at such meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders with respect to such meeting and of the accompanying proxy statement, which are incorporated herein by reference, and revokes any proxy heretofore given with respect to such meeting.

When properly executed, the votes entitled to be cast by the undersigned will be cast in the manner directed by the undersigned stockholder. If this proxy is properly executed but no direction is given, this proxy will be voted FOR the election of all of the nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4. The Board of Directors unanimously recommends a vote FOR all of the nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 9, 2014:

Our proxy statement and 2013 annual report, including our annual report on Form 10-K for the fiscal year ended December 31, 2013, are available at www.edocumentview.com/TRNO.

(Items to be voted appear on reverse side.)